--------------------------------------------------------------------------------
                                  $490,000,000

                                CREDIT AGREEMENT

                                      among

                               GALEY & LORD, INC.,
                                  as Borrower,

                            ITS DOMESTIC SUBSIDIARIES
                        FROM TIME TO TIME PARTIES HERETO
                                 as Guarantors,

                           THE LENDERS PARTIES HERETO

                                       and

                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent

                          Dated as of January 29, 1998


--------------------------------------------------------------------------------





                                TABLE OF CONTENTS

                                                                                                               Page
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ARTICLE I  DEFINITIONS............................................................................................1
         Section 1.1 Defined Terms................................................................................1
         Section 1.2 Other Definitional Provisions...............................................................29
         Section 1.3 Accounting Terms............................................................................29
ARTICLE II  THE LOANS; AMOUNT AND TERMS..........................................................................30
         Section 2.1 Revolving Loans.............................................................................30
         Section 2.2 Tranche B Term Loan.........................................................................32
         Section 2.2A Tranche C Term Loan........................................................................33
         Section 2.3 Swingline Loan Subfacility..................................................................34
         Section 2.4 Letter of Credit Subfacility................................................................36
         Section 2.5 Fees........................................................................................39
         Section 2.6 Commitment Reductions.......................................................................40
         Section 2.7 Prepayments.................................................................................41
         Section 2.8 Minimum Principal Amount of Tranches........................................................43
         Section 2.9 Default Rate and Payment Dates..............................................................43
         Section 2.10 Conversion Options.........................................................................44
         Section 2.11 Computation of Interest and Fees...........................................................44
         Section 2.12 Pro Rata Treatment and Payments............................................................45
         Section 2.13 Non-Receipt of Funds by the Agent..........................................................45
         Section 2.14 Inability to Determine Interest Rate.......................................................46
         Section 2.15 Illegality.................................................................................47
         Section 2.16 Requirements of Law........................................................................47
         Section 2.17 Indemnity..................................................................................49
         Section 2.18 Taxes......................................................................................49
         Section 2.19 Indemnification; Nature of Issuing Lender's Duties.........................................51
         Section 2.20 Pre-Syndication Loans......................................................................53
ARTICLE III  REPRESENTATIONS AND WARRANTIES......................................................................53
         Section 3.1 Financial Condition.........................................................................53
         Section 3.2 No Change...................................................................................54
         Section 3.3 Corporate Existence; Compliance with Law....................................................54
         Section 3.4 Corporate Power; Authorization; Enforceable Obligations.....................................54
         Section 3.5 No Legal Bar; No Default....................................................................54
         Section 3.6 No Material Litigation......................................................................55
         Section 3.7 Investment Company Act......................................................................55
         Section 3.8 Margin Regulations..........................................................................55
         Section 3.9 ERISA.......................................................................................55
         Section 3.10 Environmental Matters......................................................................56
         Section 3.11 Purpose of Loans...........................................................................57
         Section 3.12 Subsidiaries...............................................................................57
         Section 3.13 Ownership..................................................................................57
         Section 3.14 Indebtedness...............................................................................57
         Section 3.15 Taxes......................................................................................57
         Section 3.16 Intellectual Property......................................................................58

                                       i

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         Section 3.17 Solvency...................................................................................58
         Section 3.18 Investments................................................................................58
         Section 3.19 Location of Collateral.....................................................................58
         Section 3.20 No Burdensome Restrictions.................................................................59
         Section 3.21 Brokers' Fees..............................................................................59
         Section 3.22 Labor Matters..............................................................................59
         Section 3.23 Accuracy and Completeness of Information...................................................59
         Section 3.24 Printed Apparel Fabrics Business...........................................................59
         Section 3.25 Year 2000 Issue............................................................................60
ARTICLE IV  CONDITIONS PRECEDENT.................................................................................60
         Section 4.1 Conditions to Closing Date and Initial Revolving Loans and Term Loans made in connection with the G&L Acquisition................................................................................60
         Section 4.2 Conditions to All Extensions of Credit......................................................64
ARTICLE V  AFFIRMATIVE COVENANTS.................................................................................65
         Section 5.1 Financial Statements........................................................................66
         Section 5.2 Certificates; Other Information.............................................................67
         Section 5.3 Payment of Obligations......................................................................68
         Section 5.4 Conduct of Business and Maintenance of Existence............................................68
         Section 5.5 Maintenance of Property; Insurance..........................................................69
         Section 5.6 Inspection of Property; Books and Records; Discussions......................................69
         Section 5.7 Notices.....................................................................................69
         Section 5.8 Environmental Laws..........................................................................70
         Section 5.9 Financial Covenants.........................................................................71
         Section 5.10 Additional Subsidiary Guarantors...........................................................72
         Section 5.11 Compliance with Law........................................................................73
         Section 5.12 Pledged Assets.............................................................................73
         Section 5.13 Post Closing Matters.......................................................................73
ARTICLE VI  NEGATIVE COVENANTS...................................................................................74
         Section 6.1 Indebtedness................................................................................74
         Section 6.2 Liens.......................................................................................75
         Section 6.3 Guaranty Obligations........................................................................76
         Section 6.4 Nature of Business..........................................................................76
         Section 6.5 Consolidation, Merger, Sale or Purchase of Assets, etc......................................76
         Section 6.6 Advances, Investments and Loans.............................................................77
         Section 6.7 Transactions with Affiliates................................................................77
         Section 6.8 Ownership of Subsidiaries; Restrictions.....................................................77
         Section 6.9 Fiscal Year; Organizational Documents.......................................................78
         Section 6.10 Limitation on Restricted Actions...........................................................78
         Section 6.11 Restricted Payments........................................................................79
         Section 6.12 Prepayments of Indebtedness, etc...........................................................79
         Section 6.13 Sale Leasebacks............................................................................79
         Section 6.14 No Further Negative Pledges................................................................80
ARTICLE VII  EVENTS OF DEFAULT...................................................................................80
         Section 7.1 Events of Default...........................................................................80
         Section 7.2 Acceleration; Remedies......................................................................83
ARTICLE VIII  THE AGENT..........................................................................................83


                                       ii

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

         Section 8.1 Appointment.................................................................................83
         Section 8.2 Delegation of Duties........................................................................84
         Section 8.3 Exculpatory Provisions......................................................................84
         Section 8.4 Reliance by Agent...........................................................................84
         Section 8.5 Notice of Default...........................................................................85
         Section 8.6 Non-Reliance on Agent and Other Lenders.....................................................85
         Section 8.7 Indemnification.............................................................................86
         Section 8.8 Agent in Its Individual Capacity............................................................86
         Section 8.9 Successor Agent.............................................................................86
ARTICLE IX  MISCELLANEOUS........................................................................................87
         Section 9.1 Amendments, Waivers and Release of Collateral...............................................87
         Section 9.2 Notices.....................................................................................88
         Section 9.3 No Waiver; Cumulative Remedies..............................................................89
         Section 9.4 Survival of Representations and Warranties..................................................89
         Section 9.5 Payment of Expenses and Taxes...............................................................89
         Section 9.6 Successors and Assigns; Participations; Purchasing Lenders..................................90
         Section 9.7 Adjustments; Set-off........................................................................93
         Section 9.8 Table of Contents and Section Headings......................................................94
         Section 9.9 Counterparts................................................................................94
         Section 9.10 Effectiveness..............................................................................94
         Section 9.11 Severability...............................................................................94
         Section 9.12 Integration................................................................................94
         Section 9.13 Governing Law..............................................................................94
         Section 9.14 Consent to Jurisdiction and Service of Process.............................................95
         Section 9.15 Arbitration................................................................................95
         Section 9.16 Confidentiality............................................................................96
         Section 9.17 Acknowledgments............................................................................97
         Section 9.18 Waivers of Jury Trial......................................................................97
ARTICLE X  GUARANTY..............................................................................................98
         Section 10.1 The Guaranty...............................................................................98
         Section 10.2 Bankruptcy.................................................................................98
         Section 10.3 Nature of Liability........................................................................99
         Section 10.4 Independent Obligation.....................................................................99
         Section 10.5 Authorization..............................................................................99
         Section 10.6 Reliance...................................................................................99
         Section 10.7 Waiver....................................................................................100
         Section 10.8 Limitation on Enforcement.................................................................101
         Section 10.9 Confirmation of Payment...................................................................101


SCHEDULES
----------

Schedule 1.1(a)                     Account Designation Letter
Schedule 1.1(b)                     Separation Agreement
Schedule 2.1(a)                     Schedule of Lenders and Commitments
Schedule 2.1(b)(i)                  Form of Notice of Borrowing
Schedule 2.1(e)                     Form of Revolving Note
Schedule 2.2(d)                     Form of Tranche B Term Note
Schedule 2.2A(d)                    Form of Tranche C Term Note
Schedule 2.3(d)                     Form of Swingline Note
Schedule 2.4(a)                     Letters of Credit Outstanding
Schedule 2.10                       Form of Notice of Conversion/Extension
Schedule 2.18                       Section 2.18 Certificate
Schedule 3.6                        Litigation
Schedule 3.9                        ERISA
Schedule 3.12                       Subsidiaries
Schedule 3.16                       Material Intellectual Property
Schedule 3.19(a)                    Location of Real Property
Schedule 3.19(b)                    Location of Collateral
Schedule 3.19(c)                    Chief Executive Offices
Schedule 3.22                       Labor Matters
Schedule 4.1(b)                     Form of Secretary's Certificate
Schedule 4.1(h)                     Form of Solvency Certificate
Schedule 4.1(u)                     Existing Indebtedness of Acquired Companies
Schedule 5.2(d)                     Form of Borrowing Base Certificate
Schedule 5.10                       Form of Joinder Agreement
Schedule 6.1(b)                     Indebtedness
Schedule 9.2                        Schedule of Lenders' Lending Offices
Schedule 9.6(c)                     Form of Commitment Transfer Supplement

         CREDIT AGREEMENT, dated as of January 29, 1998, among GALEY & LORD, INC., a Delaware corporation (the "Borrower"), those Domestic Subsidiaries of the Borrower identified as a "Guarantor" on the signature pages hereto, including GALEY & LORD INDUSTRIES, INC., a Delaware corporation ("G&L Industries") and such other Domestic Subsidiaries of the Borrower as may from time to time become a party hereto (together with G&L Industries, the "Guarantors"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; and individually, a "Lender"), and FIRST UNION NATIONAL BANK, a national banking association, as agent for the Lenders hereunder (in such capacity, the "Agent").


                              W I T N E S S E T H:


         WHEREAS, the Borrower has requested that the Lenders make loans and other financial accommodations to the Borrower in the amount of up to $490,000,000, as more particularly described herein;

         WHEREAS, the Lenders have agreed to make such loans and other financial accommodations to the Borrower on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1       DEFINED TERMS.

         As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

         "Account Designation Letter" shall mean the Notice of Account Designation Letter dated the Closing Date from the Borrower to the Agent substantially in the form attached hereto as Schedule 1.1(a).

         "Acquired Companies" shall mean the Apparel Fabrics Business to be acquired by the Borrower pursuant to the Acquisition Documents.

         "Acquisition Agreement" shall mean the agreement dated as of October 27, 1997 entered into among Polymer, DTA, ZBH Holdings, Inc. and the Borrower in connection with the acquisition of the Acquired Companies and the Nonwovens Business following the consummation of the Tender Offer and the Merger, as amended, modified, or otherwise supplemented.

         "Acquisition Documents" shall mean the Acquisition Agreement and the Separation Agreement, including the exhibits and schedules thereto, and all agreements, documents and instruments executed and delivered pursuant thereto or in connection therewith.

         "Acquisition Funding Termination Date" shall mean the date which is the earlier of (i) 364 days following the consummation of the Tender Offer and (ii) 180 days following the Merger.

         "Acquisition Transactions" shall mean, collectively, the Merger, the G&L Acquisition and the Polymer Acquisition.

         "Additional Credit Party" shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.10.

         "Adjusted Fixed Charge Coverage Ratio" shall mean the ratio of Consolidated EBITDA, including any Permitted G&L Acquisition Cost Savings, to Consolidated Fixed Charges.

         "Adjusted Leverage Ratio" shall mean the ratio of Consolidated Funded Debt to Consolidated EBITDA, including any Permitted G&L Acquisition Cost Savings.

         "Affiliate" shall mean as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" shall have the meaning set forth in the first paragraph of this Agreement and any successors in such capacity.

         "Agreement" shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:
"Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

         "Alternate Base Rate Loans" shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.

         "Apparel Fabrics Business" shall have the meaning set forth in the Separation Agreement.

         "Applicable Percentage" shall mean, for any day, the rate per annum set forth below opposite the applicable Level then in effect, it being understood that the Applicable Percentage for (i) Revolving Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Revolving Loans", (ii) Revolving Loans which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee", (iii) the Commitment Fee shall be the percentage set forth under the column "Commitment Fee", (iv) Tranche B Term Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Tranche B Term Loans", (v) Tranche B Term Loans which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Tranche B Term Loans", (vi) Tranche C Term Loans which are Alternate Base Rate Loans shall be the percentage set forth under the column "Alternate Base Rate Margin for Tranche C Term Loans", (vii) Tranche C Term Loans which are LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin for Tranche C Term Loans" and (viii) the Letter of Credit Fee shall be the percentage set forth under the column "LIBOR Rate Margin for Revolving Loans and Letter of Credit Fee":



                                          LIBOR Rate                    Alternate                       Alternate        LIBOR Rate
                          Alternate       Margin for                    Base Rate       LIBOR Rate      Base Rate        LIBOR Rate
          Adjusted        Base Rate     Revolving Loans                 Margin for      Margin for     Margin for        Margin for
          Leverage        Margin for     and Letter of   Commitment     Tranche B       Tranche B       Tranche C        Tranche C
Level       Ratio      Revolving Loans    Credit Fee        Fee         Term Loans      Term Loans     Term Loans        Term Loans
------ --------------- --------------- ---------------- ------------- --------------- --------------- ---------------   ------------
 I     (greater than)
         5.5 to 1.0        1.00%            2.25%           0.50%          1.50%           2.75%           1.75%           3.00%

II     (greater than)
            but
         5.0 to 1.0        0.75%            2.00%           0.50%          1.25%           2.50%           1.50%           2.75%


III    (greater than)
         4.5 to 1.0        0.50%            1.75%           0.375%         1.00%           2.25%           1.25%           2.50%
            but
         5.0 to 1.0

IV     (greater than)
         4.0 to 1.0        0.25%            1.50%           0.375%         0.75%           2.00%           1.00%           2.25%
            but
         4.5 to 1.0

 V     (greater than)
         3.5 to 1.0          0%             1.25%           0.25%          0.50%           1.75%           0.75%           2.00%
            but
         4.0 to 1.0

VI     (greater than)
         3.0 to 1.0          0%             1.00%           0.25%          0.25%           1.50%           0.50%           1.75%
            but
         3.5 to 1.0

VII      3.0 to 1.0          0%             0.75%           0.25%          0.25%           1.50%           0.50%           1.75%



         The Applicable Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date on which the Agent has received from the Borrower the quarterly financial information and certifications required to be delivered to the Agent and the Lenders in accordance with the provisions of Sections 5.1(b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. The initial Applicable Percentages shall be based on Level I until the first Interest Determination Date occurring after October 3, 1998. After the Closing Date, if the Borrower shall fail to provide the quarterly financial information and certifications in accordance with the provisions of Sections 5.1(b) and 5.2(b), the Applicable Percentage from such Interest Determination Date shall, on the date five (5) Business Days after the date by which the Borrower was so required to provide such financial information and certifications to the Agent and the Lenders, be based on Level I until such time as such information and certifications are provided, whereupon the Level shall be determined by the then current Adjusted Leverage Ratio.

         "Asset Disposition" shall mean the disposition of any or all of the assets (including, without limitation, the Capital Stock of a Subsidiary or any ownership interest in a joint venture) of the Borrower or any Subsidiary whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (a) Specified Sales, (b) the sale, lease or transfer of assets permitted by Section 6.5(a)(iii), (iv) or (v) hereof, or (c) any Equity Issuance.

         "Bankruptcy Code" shall mean the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "Bill and Hold Receivables" shall mean Receivables generated from sales on a bill-and-hold basis.

         "Borrower" shall have the meaning set forth in the first paragraph of this Agreement.

         "Borrowing Base" shall mean, as of any day, an amount equal to the sum of (i) 85% of Eligible Receivables (excluding Bill and Hold Receivables), (ii) 55% of Eligible Inventory not to exceed 60% of the aggregate availability under the Borrowing Base and (iii) 60% of Bill and Hold Receivables which are Eligible Receivables, in each case, as set forth in the most recent Borrowing Base Certificate delivered to the Agent and the Lenders in accordance with the terms of Section 5.2(d) and subject to reserves imposed by the Agent in its sole discretion.

         "Borrowing Date" shall mean, in respect of any Loan, the date such Loan is made.

         "Bridge Agreement" shall have the meaning set forth in the definition of Subordinated Debt.

         "Bridge Notes" shall have the meaning set forth in the definition of Subordinated Debt.

         "Business" shall have the meaning set forth in Section 3.10.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

         "Capital Expenditures" shall mean all expenditures which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations.

         "Capital Lease" shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

         "Capital Lease Obligations" shall mean the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

         "Capital Stock" shall mean (i) in the case of a corporation, capital stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests and (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, and (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's.

         "Closing Date" shall mean the date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean a collective reference to the collateral which is identified in, and at any time will be covered by, the Security Documents.

         "Commitment" shall mean the Revolving Commitment, the LOC Commitment, the Swingline Commitment, the Tranche B Term Loan Commitment and the Tranche C Term Loan Commitment, individually or collectively, as appropriate.

         "Commitment Fee" shall have the meaning set forth in Section 2.5(a).

         "Commitment Percentage" shall mean the Revolving Commitment Percentage, the LOC Commitment Percentage, the Tranche B Term Loan Commitment Percentage and/or the Tranche C Term Loan Commitment Percentage, as appropriate.

         "Commitment Period" shall mean the period from and including the Closing Date to but not including the Revolving Commitment Termination Date.

         "Commitment Transfer Supplement" shall mean a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

         "Commonly Controlled Entity" shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income plus the sum of (i) Consolidated Interest Expense for such period, plus, to the extent the following items are deducted in calculating Consolidated Net Income, (ii) all provisions for any Federal, state or other income taxes for such period, plus (iii) depreciation, amortization and other non-cash charges for such period, including, without limitation, any accrual necessary for purposes of conforming with Financial Accounting Standards Board Statement Number 106 (as defined by GAAP) to the extent that the accrued portion thereof constitutes a non-cash charge, plus the sum of (a) distributions paid in cash from the Existing Joint Ventures to the Borrower or any of its wholly-owned Subsidiaries; provided that any such distributions made to Foreign Subsidiaries shall be decreased by the amount that would have been deducted from such distributions by the local taxing authorities of the jurisdiction of organization of any such Foreign Subsidiaries had such distributions been repatriated to the United States, for such period and (b) adjustments to EBITDA reasonably acceptable to the Agent for such period, of the Borrower and its Subsidiaries on a consolidated basis as determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of determination.

         "Consolidated Fixed Charges" shall mean, for any period, the sum of (i) Consolidated Interest Expense for such period plus (ii) Consolidated Scheduled Funded Debt Payments for the next four fiscal quarters following the end of such period plus (iii) consolidated Capital Expenditures for such period (without duplication of items in clause (ii)) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

         "Consolidated Funded Debt" shall mean, on any date of calculation, Funded Debt of the Borrower and its Subsidiaries on a consolidated basis.

         "Consolidated Interest Expense" shall mean, for any period, all interest expense, excluding amortization of debt discount and premium but including the interest component under Capital Leases for such period of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis. The applicable period shall be for the four consecutive quarters ending as of the date of computation; provided, however, that, for the purpose of calculating the Fixed Charge Coverage Ratio, Consolidated Interest Expense for the fiscal quarter ending on June 27, 1998 shall be calculated as Consolidated Interest Expense for such quarter multiplied by four (4); Consolidated Interest Expense for the fiscal quarter ending on October 3, 1998 shall be calculated as Consolidated Interest Expense for the two fiscal quarters immediately preceding such date multiplied by two (2); and Consolidated Interest Expense for the fiscal quarter ending on January 2, 1999 shall be calculated as Consolidated Interest Expense for the three fiscal quarters immediately preceding such date multiplied by one and one-third (1 and 1/3).

         "Consolidated Net Income" shall mean, for any period, the net income (excluding extraordinary losses, but including extraordinary gains) of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis for such period. Except as otherwise specified, the applicable period shall be for the four consecutive quarters ending as of the date of computation.

         "Consolidated Net Worth" shall mean total stockholders' equity for the Borrower and its Subsidiaries on a consolidated basis as determined at a particular date in accordance with GAAP applied on a consistent basis.

         "Consolidated Scheduled Funded Debt Payments" shall mean, as of the end of each fiscal quarter of the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Debt for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period ending on such date); it being understood that scheduled payments on Consolidated Funded Debt shall not include optional prepayments or the mandatory prepayments required pursuant to Section 2.7.

         "Continuing Director" shall have the meaning set forth in Section
7.1(h).

         "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Credit Documents" shall mean this Agreement, each of the Notes, any Joinder Agreement, the Letters of Credit, LOC Documents, the Security Documents and the Wachovia JEDA Reimbursement Agreement.

         "Credit Party" shall mean any of the Borrower, the Guarantors or the Foreign Credit Parties.

         "Credit Party Obligations" shall mean, without duplication, (i) all of the obligations of the Credit Parties to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under this Agreement, the Notes or any of the other Credit Documents (including, but not limited to, any interest accruing after the occurrence of a filing of a petition of bankruptcy under the Bankruptcy Code with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations, whenever arising, owing from the Borrower or any of its Subsidiaries to any Lender, or any Affiliate of a Lender, arising under any Hedging Agreement.

         "Debt Issuance" shall mean the issuance of any Indebtedness for borrowed money by the Borrower or any of its Subsidiaries (excluding any Equity Issuance or any Indebtedness of the Borrower and its Subsidiaries permitted to be incurred pursuant to Section 6.1 hereof).

         "Default" shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Defaulting Lender" shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof, (b) has failed to pay to the Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Domestic Credit Party" shall mean any Credit Party that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

         "Domestic Lending Office" shall mean, initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.

         "Domestic Subsidiary" shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.

         "DTA (USA)" shall mean Dominion Textile (USA) Inc., a Delaware corporation.

         "DTA" shall mean DT Acquisition, Inc., a corporation incorporated under the Canada Business Corporations Act.

         "DTA Credit Facility" shall mean the Credit Agreement dated as of December 17, 1997 by and among DTA, the lenders party thereto, The Chase Manhattan Bank, as administrative agent and First Union, as documentation agent, as amended, modified or supplemented from time to time in accordance with its terms.

         "Eligible Inventory" shall mean, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of all raw materials and finished goods inventory and yarn and weaving in process owned by the Borrower or any of its wholly-owned Subsidiaries less appropriate reserves determined in accordance with GAAP but excluding in any event (i) inventory which is (a) not subject to a perfected, first priority Lien in favor of the Agent to secure the Credit Party Obligations, except that (x) up to $25,000,000 of the inventory of the Klopman Entities may be included as Eligible Inventory regardless of perfection or priority in favor of the Agent and (y) inventory located in Canada may be included as Eligible Inventory regardless of perfection or priority in favor of the Agent or
(b) subject to any other Lien that is not a Permitted Lien, (ii) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (iii) inventory which is not useable or salable at prices approximating their cost in the ordinary course of the business (including without duplication the amount of any reserves for obsolescence, unsalability or decline in value), (iv) inventory located outside of the United States or Canada, except that up to $25,000,000 of the inventory of the Klopman Entities, regardless of the location of such inventory, may be included as Eligible Inventory, (v) inventory located at a leased location with respect to which the Agent shall not have received a landlord's waiver satisfactory to the Agent within 90 days of the Closing Date, (vi) inventory which is leased or on consignment or held at third-party vendors, suppliers or contractors and (vii) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

         "Eligible Receivables" shall mean, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the Borrower or any of its wholly-owned Subsidiaries, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (i) any Receivable which is (a) not subject to a perfected, first priority Lien in favor for the Agent to secure the Credit Party Obligations, except that
(x) up to $35,000,000 of the Receivables of the Klopman Entities may be included as Eligible Receivables regardless of perfection or priority in favor of the Agent and (y) Receivables of wholly-owned Subsidiaries domiciled in Canada may be included as Eligible Receivables regardless of perfection or priority in favor of the Agent or (b) subject to any other Lien that is not a Permitted Lien, (ii) Receivables which are more than 60 days past due or 120 days past invoice date (net of reserves for bad debts in connection with any such Receivables), (iii) 50% of the book value of any Receivable not otherwise excluded by clause (ii) above but owing from an account debtor which is the account debtor on any existing Receivable then excluded by such clause (ii), unless the exclusion by such clause (ii) is a result of a legitimate dispute by the account debtor and the applicable Receivable is no more than 90 days past due, (iv) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Agent, (v) Receivables owing by an account debtor which is not solvent or is subject to any bankruptcy or insolvency proceeding of any kind, (vi) Receivables owing by an account debtor located outside of the United States or Canada (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Agent), except that up to $35,000,000 of the Receivables of the Klopman Entities and all Receivables of wholly-owned Subsidiaries domiciled in Canada, regardless of the location of the account debtor, may be included as Eligible Receivables,
(vii) Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (viii) Receivables for which any direct or indirect Subsidiary or any Affiliate is the account debtor, (ix) Receivables representing a sale to the government of the United States of America or any subdivision thereof unless the Federal Assignment of Claims Act has been complied with to the satisfaction of the Agent with respect to the granting of a security interest in such Receivable, with or other similar applicable law and (x) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Agent in its reasonable discretion.

         "Environmental Laws" shall mean any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

         "Equity Issuance" shall mean any issuance by the Borrower or any Subsidiary to any Person which is not a Credit Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity. The term "Equity Issuance" shall not include any Asset Disposition, any Debt Issuance, any issuance of Permitted Preferred Stock or the issuance of common stock of the Borrower or its Subsidiaries to its officers, directors or employees in connection with stock offering plans and other benefit plans of the Borrower or its Subsidiaries.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Reserve Percentage" shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

         "Event of Default" shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

         "Excess Cash Flow" shall mean, with respect to any fiscal year period of the Borrower and its Subsidiaries on a consolidated basis, an amount equal to
(a) Consolidated EBITDA for such period minus (b) consolidated Capital Expenditures for such period actually paid in cash minus (c) Consolidated Interest Expense for such period minus (d) Federal, state and other income taxes actually paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such period minus (e) Consolidated Scheduled Funded Debt Payments made during such period.

         "Existing Credit Agreement" means that credit agreement dated as of December 19, 1997 among G&L Industries, as borrower, the guarantors party thereto, the lenders party thereto and First Union, as agent.

         "Existing Joint Ventures" shall mean Swift Textiles Europe Ltd., Swift Textiles France S.A., Sitex S.A., Tismade S.A., Somotex International S.A., and C.S. Brooks Corp.

         "Existing Letters of Credit" shall mean those Letters of Credit outstanding on the Closing Date and identified on Schedule 2.4(a).

         "Extension of Credit" shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

         "Federal Funds Effective Rate" shall have the meaning set forth in the definition of "Alternate Base Rate".

         "Fee Letter" shall mean the letter agreement dated November 17, 1997 addressed to the Borrower from the Agent, as amended, modified or otherwise supplemented.

         "First Union" shall mean First Union National Bank, a national banking association.

         "Fixed Charge Coverage Ratio" shall mean the ratio of Consolidated EBITDA to Consolidated Fixed Charges.

         "Foreign Credit Party" shall mean any Foreign Subsidiary party to the Foreign Subsidiary Pledge Agreement.

         "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

         "Foreign Subsidiary Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date given by the Foreign Subsidiaries party thereto to the Agent, as amended, modified or supplemented from time to time in accordance with its terms.

         "Funded Debt" shall mean, for any Person, (i) all Indebtedness of the types described in subsections (a), (b), (c), (k), (l) and (m) of the definition of "Indebtedness" and (ii) all Guarantee Obligations of Indebtedness of the types described in subsections (a), (b), (c), (k), (l) and (m) of the definition of "Indebtedness."

         "GAAP" shall mean generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in
Section 5.9 to the provisions of Section 1.3.

         "G&L Acquisition" shall mean the acquisition by the Borrower of the Acquired Companies pursuant to the Acquisition Documents for a purchase price of up to $490,000,000.

         "G&L Industries" shall have the meaning set forth in the first paragraph of this Agreement.

         "G&L Loan" shall mean the subordinated, unsecured loan of up to $141,000,000 from G&L Industries to DTA evidenced by that certain promissory note of DTA dated December 19, 1997.

         "Government Acts" shall have the meaning set forth in Section 2.19.

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantee Obligation" shall mean, as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

         "Guarantor" shall mean any of the Domestic Subsidiaries identified as a "Guarantor" on the signature pages hereto and the Additional Credit Parties which execute a Joinder Agreement, together with their successors and permitted assigns.

         "Guaranty" shall mean the guaranty of the Guarantors set forth in
Article X.

         "Hedging Agreements" shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, any foreign currency exchange agreement, currency protection agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

         "Indebtedness" shall mean, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (f) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (g) all Guarantee Obligations of such Person, (h) all obligations of such Person in respect of Hedging Agreements, (i) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed), (j) all preferred stock which by its terms requires or permits redemption, mandatory sinking fund payments or the like, by a fixed date prior to the Maturity Date for the Tranche C Term Loans, (k) the aggregate net amount of indebtedness or obligations relating to the sale, contribution or other conveyance of accounts receivable pursuant to any securitization transaction (or similar transaction) regardless of whether such transaction is effected without recourse or in a manner which would not be reflected on a balance sheet in accordance with GAAP,
(l) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP,
(m) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer other than Non-Recourse Indebtedness of such partnership or unincorporated joint venture and (n) amounts owing to federal or state governmental agencies or authorities in connection with unpaid statutory liabilities, including, without limitation, the indebtedness of the Borrower owed any Plan in accordance with the Pension Funding Agreement.

         "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in
Section 4245 of ERISA.

         "Insolvent" shall mean being in a condition of Insolvency.

         "Interest Payment Date" shall mean (a) as to any Alternate Base Rate Loan or Swingline Loan, the last day of each March, June, September and December and on the applicable Maturity Date, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period" shall mean, with respect to any LIBOR Rate Loan,

         (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

         (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that the foregoing provisions are subject to the following:

                           (A) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (B) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                           (C) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;

                           (D) any Interest Period in respect of any Loan that would otherwise extend beyond the applicable Maturity Date and, further with regard to the Term Loans, no Interest Period shall extend beyond any principal amortization payment date unless the portion of such Term Loan consisting of Alternate Base Rate Loans together with the portion of such Term Loan consisting of LIBOR Rate Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and

                           (E) no more than ten (10) LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

         "Issuing Lender" shall mean, as to the Existing Letters of Credit, each of the Persons issuing such letters of credit identified on Schedule 2.4(a), and as to Letters of Credit issued, extended or renewed after the Closing Date, First Union.

         "Issuing Lender Fees" shall have the meaning set forth in Section
2.5(c)

         "JEDA Bonds" shall mean those $7,200,000 South Carolina Jobs-Economic Development Authority Tax-Exempt Adjustable Mode Economic Development Revenue Bonds (Galey & Lord Industries, Inc. Project) Series 1994.

         "JEDA Indenture" shall mean the Indenture of Trust dated as of May 1, 1994 between First-Citizens Bank & Trust Company, as Trustee, and South Carolina Jobs-Economic Development Authority pursuant to which the JEDA Bonds were issued, as amended, modified, supplemented and replaced from time to time.

         "Joinder Agreement" shall mean a Joinder Agreement substantially in the form of Schedule 5.10, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.10.

         "Klopman Entities" shall mean Klopman International Ltd., Klopman GmbH, Klopman AG, Klopman Espana S.A. (formerly Schappe Espanola S.A.), Klopman International S.p.A. (formerly Klopman International S.r.L.).

         "Lender" shall have the meaning set forth in the first paragraph of this Agreement.

         "Letters of Credit" shall mean the Existing Letters of Credit and any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

         "Letter of Credit Fee" shall have the meaning set forth in Section 2.5(b).

         "Leverage Ratio" shall mean the ratio of Consolidated Funded Debt to Consolidated EBITDA.

         "LIBOR" shall mean the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in Dollars for a period equal to the Interest Period selected which appears on the Telerate Page 3750 at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period. If, for any reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

         "LIBOR Lending Office" shall mean, initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

         "LIBOR Rate" shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Agent pursuant to the following formula:

                                        LIBOR
        LIBOR Rate =   -------------------------------------
                        1.00 - Eurodollar Reserve Percentage

         "LIBOR Rate Loan" shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

         "Loan" shall mean a Revolving Loan, a Swingline Loan and/or the Term Loans, as appropriate.

         "LOC Commitment" shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "LOC Commitment Percentage" shall mean, for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "LOC Committed Amount" shall mean, collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.4 and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1(a).

         "LOC Documents" shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

         "LOC Obligations" shall mean, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

         "Mandatory Borrowing" shall have the meaning set forth in Section 2.3(b)(ii) or Section 2.4(e).

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations, when such obligations are required to be performed, under this Agreement, any of the Notes or any other Credit Document or (c) the validity or enforceability of this Agreement, any of the Notes or any of the other Credit Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

         "Materials of Environmental Concern" shall mean any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Maturity Date" shall mean (i) with respect to the Tranche B Term Loan, the last scheduled quarterly payment date for the Tranche B Term Loan set forth in Section 2.2(b), (ii) with respect to the Tranche C Term Loan, the last scheduled quarterly payment date for the Tranche C Term Loan set forth in
Section 2.2A(b) and (iii) with respect to the Revolving Loans, the Revolving Commitment Termination Date.

         "Merger" shall mean the acquisition by DTA, following the consummation of the Tender Offer, of the remaining outstanding common shares and First Preferred Shares of Target in accordance with Section 206 of the Canada Business Corporations Act.

         "Moody's" shall mean Moody's Investors Service, Inc.

         "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Asset Disposition, Equity Issuance or Debt Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood that

"Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Asset Disposition, Equity Issuance or Debt Issuance.

         "Non-Recourse Indebtedness" shall mean Indebtedness with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication of cash, waste and other circumstances customarily excluded from non-recourse provisions in non-recourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Non-Recourse Indebtedness.

         "Nonwovens Business" shall have the meaning set forth in the Separation Agreement.

         "Note" or "Notes" shall mean the Revolving Notes, the Swingline Note and/or the Term Notes, collectively, separately or individually, as appropriate.

         "Notice of Borrowing" shall mean the written notice of borrowing as referenced and defined in Section 2.1(b)(i) or 2.3(b)(i), as appropriate.

         "Notice of Conversion" shall mean the written notice of extension or conversion as referenced and defined in Section 2.10.

         "Obligations" shall mean, collectively, Loans and LOC Obligations.

         "Offer to Purchase" shall mean the offers to purchase for cash all of the outstanding common shares of Target at Cdn. $11.75 per share, and all of the outstanding First Preferred Shares of Target at Cdn. $109.50 per share, dated October 29, 1997, made by DTA to all of the holders of such Common Shares and First Preferred Shares, as extended and varied pursuant to a Notice of Extension and Variation dated November 18, 1997, pursuant to which such offer prices were increased to Cdn. $14.50 per share and Cdn. $112.00 per share, respectively, and as the same shall be further modified and supplemented and in effect from time to time.

         "Participant" shall have the meaning set forth in Section 9.6(b).

         "Participation Interest" shall mean the purchase by a Lender of a participation interest in Swingline Loans as provided in Section 2.3(b)(ii) or in Letters of Credit as provided in Section 2.4.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Pension Funding Agreement" shall mean the agreement between the Borrower and the PBGC providing for the funding by the Borrower of certain unfunded pension liabilities of the Acquired Companies up to an amount of $15,000,000.

         "Permanent Subordinated Debt" shall have the meaning set forth in the definition of Subordinated Debt.

         "Permitted G&L Acquisition Cost Savings" shall mean certain cost savings adjustments reasonably anticipated by the Borrower to be achieved in connection with the G&L Acquisition and upon the Agent's request shall be (a) made in accordance with Regulation S-X promulgated under the Securities Act of 1933 or as otherwise agreed to by the Agent; (b) reviewed by Ernst & Young LLP, or another nationally recognized accounting firm or as otherwise agreed to by the Agent; and (c) not in excess of $25,000,000 in the aggregate; provided, however, that all such Permitted G&L Acquisition Cost Savings shall be estimated on a good faith basis by the Borrower and shall be reduced by (i) one-half, on October 3, 1998, (ii) an additional one-quarter, on January 2, 1999 and (iii) an additional one-quarter, on April 3, 1999, or as otherwise agreed to by the Agent.

         "Permitted Investments" shall mean:

                  (i)      cash and Cash Equivalents;

                  (ii) receivables owing to the Borrower or any of its Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (iii) (A) investments in and loans to any Domestic Credit Parties; (B) investments made by any Domestic Credit Party in any Foreign Subsidiaries or foreign joint ventures not to exceed $3,000,000 in the aggregate at any time outstanding (excluding from such dollar limitation the initial investment in Foreign Subsidiaries acquired pursuant to the G&L Acquisition and investments in Foreign Subsidiaries existing on or prior to the Closing Date); (C) loans between Foreign Subsidiaries; and (D) loans from any Domestic Credit Party to any Foreign Subsidiaries not to exceed $25,000,000 in the aggregate at any time outstanding;

                  (iv) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $2,000,000 at any time outstanding;

                  (v) investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (vi) investments, acquisitions or transactions permitted under
         Section 6.5(b); and

                  (vii) additional loan advances and/or investments of a nature not contemplated by the foregoing clauses hereof, provided that such loans, advances and/or investments made pursuant to this clause (vii) shall not exceed an aggregate amount of $6,000,000.

         As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of Capital Stock, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

         "Permitted Liens" shall mean:

                  (i) Liens created by or otherwise existing, under or in connection with this Agreement or the other Credit Documents in favor of the Lenders (including those Liens securing the Wachovia JEDA Letter of Credit and the bonds which are supported by the Wachovia JEDA Letter of Credit);

                  (ii) Liens in favor of a Lender hereunder in connection with Hedging Agreements, but only (A) to the extent such Liens secure obligations under Hedging Agreements permitted under Section 6.1, (B) to the extent such Liens are on the same collateral as to which the Agent on behalf of the Lenders also has a Lien and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

                  (iii) purchase money Liens securing purchase money indebtedness (and refinancings thereof) to the extent permitted under
         Section 6.1(c);

                  (iv) Liens for taxes, assessments, charges or other governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Subsidiaries with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (vi) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

         (vii) deposits to secure the performance of bids, trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (viii) any extension, renewal or replacement (or successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

                  (ix) Liens created by or otherwise existing in connection with the Indebtedness set forth on Schedule 4.1(u);

                  (x) the Liens in favor of the PBGC on the Columbus facilities located in Columbus, Georgia securing the Borrower's obligations under the Pension Funding Agreement; and

                  (xi) Liens on assets of Foreign Subsidiaries located outside of the United States securing Indebtedness (and refinancings thereof) to the extent permitted under Section 6.1(g).

         "Permitted Preferred Stock" shall mean any preferred stock issued by the Borrower in an aggregate amount of up to $30,000,000 which by its terms prohibits or does not permit (i) redemption, liquidation, mandatory sinking fund payments or the like by a fixed date on or prior to the Maturity Date for the Tranche C Term Loan and (ii) the payment of cash dividends on or prior to the Maturity Date for the Tranche C Term Loan at a rate in excess of eight percent (8%).

         "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "Plan" shall mean, at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
Section 3(5) of ERISA.

         "Pledge Agreement" shall mean the Pledge Agreement dated as of the Closing Date given by the Borrower and the other Domestic Credit Parties to the Agent, as amended, modified or supplemented from time to time in accordance with its terms.

         "Polymer" shall mean Polymer Group, Inc., a Delaware corporation.

         "Polymer Acquisition" shall mean the acquisition by Polymer of the Nonwovens Business effected pursuant to the Acquisition Documents.

         "Prime Rate" shall have the meaning set forth in the definition of Alternate Base Rate.

         "Pro Forma Basis" shall mean, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-fiscal quarter period ending as of the end of the fiscal quarter most recently ended prior to the date of such transaction with respect to which the Agent has received the financial information required under Section 5.1. As used herein, "transaction" means any merger or consolidation or acquisition as referenced in Section 6.5(b).

         "Projections" shall have the meaning set forth in Section 3.1.

         "Properties" shall have the meaning set forth in Section 3.10(a).

         "Purchase Price" shall mean the purchase price to be paid by the Borrower for the Acquired Companies (which shall include all related fees and expenses and the refinancing of the existing indebtedness of such Acquired Companies).

         "Purchasing Lenders" shall have the meaning set forth in Section
9.6(c).

         "Receivables" shall mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the sale or financing by the Borrower or any Subsidiary of the Borrower of merchandise or services, and monies due thereunder, security in the merchandise and services financed thereby, records related thereto, and the right to payment of any interest or finance charges and other obligations with respect thereto, proceeds from claims on insurance policies related thereto, any other proceeds related thereto, and any other related rights.

         "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective property or assets.

         "Register" shall have the meaning set forth in Section 9.6(d).

         "Receivables" shall have the meaning set forth in the definition of Eligible Receivables.

         "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

         "Reportable Event" shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under PBGC Reg. ss.4043.

         "Required Lenders" shall mean (i) Lenders holding in the aggregate not less than 51% of all Revolving Loans and LOC Obligations then outstanding at such time plus the aggregate unused Revolving Commitments at such time (treating for purposes hereof in the case of Swingline Loans and LOC Obligations, in the case of the Swingline Lender and the Issuing Lender, only the portion of the Swingline Loans and the LOC Obligations of the Swingline Lender and the Issuing Lender, respectively, which is not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Swingline Lender and the Issuing Lender, the Participation Interests of such Lenders in Swingline Loans and LOC Obligations hereunder as direct Obligations), (ii) Lenders holding in the aggregate not less than 51% of all Tranche B Term Loans then outstanding at such time and (iii) Lenders holding in the aggregate not less than 51% of all Tranche C Term Loans then outstanding at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender's Commitments, or after termination of the Commitments, the principal balance of the Obligations owing to such Defaulting Lender.

         "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer" shall mean, as to (a) the Borrower, the President and Chief Executive Officer or the Chief Financial Officer or (b) any other Credit Party, any duly authorized officer thereof.

         "Restricted Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding,
(c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Borrower or any of its Subsidiaries, now or hereafter outstanding, or (d) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Subordinated Debt.

         "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to such Lender's Revolving Committed Amount as specified in Schedule 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof.

         "Revolving Commitment Percentage" shall mean, for each Lender, the percentage identified as its Revolving Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

         "Revolving Commitment Termination Date" shall mean March 27, 2004.

         "Revolving Committed Amount" shall mean, collectively, the aggregate amount of all Revolving Commitments as referenced in Section 2.1(a), as such amount may be reduced from time to time in accordance with the provisions hereof, and, individually, the amount of each Lender's Revolving Commitment as specified on Schedule 2.1(a).

         "Revolving Loans" shall have the meaning set forth in Section 2.1.

         "Revolving Note" or "Revolving Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

         "Security Agreement" shall mean the Security Agreement dated as of the Closing Date given by the Borrower and the other Domestic Credit Parties to the Agent, as amended, modified or supplemented from time to time in accordance with its terms.

         "Security Documents" shall mean the Security Agreement, the Pledge Agreement, the Foreign Subsidiary Pledge Agreement, any mortgage instrument and such other documents executed and delivered in connection with the attachment and perfection of the Agent's security interests and liens arising thereunder, including, without limitation, UCC financing statements and patent and trademark filings.

         "Separation Agreement" shall mean the Master Separation Agreement dated as of January 29, 1998 by and among Polymer, the Borrower, the Target, DTA, Dominion Textile International (Asia) Pte. Ltd, Dominion Textile International B.V. and DT (USA), attached hereto as Schedule 1.1(b).

         "Single Employer Plan" shall mean any Plan which is not a Multiemployer Plan.

         "Specified Sales" shall mean (a) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, (b) the sale, transfer, lease or other disposition of machinery, parts and equipment, no longer useful in the conduct of the business of the Borrower or any of its Subsidiaries, as appropriate, in its reasonable discretion, up to $3,000,000 in any one or series of related sales, transfers, leases or other dispositions but not to exceed $10,000,000 in the aggregate, (c) the sale, transfer, lease or other disposition of the Klopman International facility located in Tralee, County Kerry, Ireland provided that the net proceeds therefrom are used to acquire new assets or property to be used in the operations of the Borrower and its Subsidiaries, and (d) the sale, transfer or other disposition of Permitted Investments described in clauses (i), (iii)(B),
(v) and (vii) of the definition thereof.

         "Stock Repurchase Plan" shall mean the stock repurchase plan of the Borrower implemented in April 1997 providing for the repurchase by the Borrower from time to time of up to 900,000 shares of its common stock.

         "Subordinated Debt" shall mean (a) the Senior Subordinated Increasing Rate Notes (the "Bridge Notes") up to $275,000,000 issued by G&L Industries pursuant to the Senior Subordinated Credit Agreement among G&L Industries, the other guarantors party thereto, the Borrower and First Union Corporation (the "Bridge Agreement"), as amended by Amendment No. 1 thereto dated as of the Closing Date and as assumed by the Borrower on the Closing Date pursuant to the terms thereof and (b) the permanent senior subordinated notes up to $275,000,000 issued by the Borrower to refinance the Bridge Notes (the "Permanent Subordinated Debt").

         "Subsidiary" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.3(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.

         "Swingline Committed Amount" shall mean the amount of the Swingline Lender's Swingline Commitment as specified in Section 2.3(a).

         "Swingline Lender" shall mean First Union, in its capacity as such.

         "Swingline Loan" or "Swingline Loans" shall have the meaning set forth in Section 2.3(a).

         "Swingline Note" shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.3(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

         "Target" shall mean Dominion Textile Inc., a corporation incorporated under the Canada Business Corporations Act.

         "Taxes" shall have the meaning set forth in Section 2.18.

         "Tender Offer" shall mean the cash tender offer by DTA for all of the issued and outstanding Common Shares and associated rights and First Preferred Shares of Target as described in the Offer to Purchase.

         "Term Loans" shall mean the Tranche B Term Loan and the Tranche C Term Loan.

         "Term Loan Commitment Fee" shall have the meaning set forth in Section 2.5(d).

         "Term Notes" shall mean the Tranche B Term Notes and the Tranche C Term Notes.


         "Tranche" shall mean the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "Eurodollar Tranche".

         "Tranche B Term Loan" shall have the meaning set forth in Section
2.2(a).

         "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche B Term Loan in a principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Tranche B Term Loan).

         "Tranche B Term Loan Commitment Percentage" shall mean, for any Lender, the percentage identified as its Tranche B Term Loan Commitment Percentage on
Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

         "Tranche B Term Loan Committed Amount" shall have the meaning set forth in Section 2.2(a).

         "Tranche B Term Note" or "Tranche B Term Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the portion of the Tranche B Term Loan provided pursuant to Section 2.2(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

         "Tranche C Term Loan" shall have the meaning set forth in Section 2.2A(a).

         "Tranche C Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make its portion of the Tranche C Term Loan in a principal amount equal to such Lender's Tranche C Term Loan Commitment Percentage of the Tranche C Term Loan Committed Amount (and for purposes of making determinations of Required Lenders hereunder after the Closing Date, the principal amount outstanding on the Tranche C Term Loan).

         "Tranche C Term Loan Commitment Percentage" shall mean, for any Lender, the percentage identified as its Tranche C Term Loan Commitment Percentage on
Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6.

         "Tranche C Term Loan Committed Amount" shall have the meaning set forth in Section 2.2A(a).

         "Tranche C Term Note" or "Tranche C Term Notes" shall mean the promissory notes of the Borrower in favor of each of the Lenders evidencing the portion of the Tranche C Term Loan provided pursuant to Section 2.2A(d), individually or collectively, as appropriate, as such promissory notes may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.
         "Transfer Effective Date" shall have the meaning set forth in each Commitment Transfer Supplement.

         "2.18 Certificate" shall have the meaning set forth in Section 2.18.

         "Type" shall mean, as to any Loan, its nature as an Alternate Base Rate Loan, LIBOR Rate Loan or Swingline Loan, as the case may be.

         "Wachovia JEDA Letter of Credit" shall mean that irrevocable letter of credit no. LC 968-044594 dated May 17, 1994 issued by Wachovia Bank of North Carolina, National Association in favor of First Citizens Bank & Trust Company, as Trustee under those $7,200,000 South Carolina Jobs-Economic Development Authority Tax-Exempt Adjustable Mode Economic Development Revenue Bonds (Galey & Lord Industries, Inc. Project) Series 1994, for the account of G&L Industries in the original maximum amount of $7,830,000, being an Existing Letter of Credit identified on Schedule 2.4(a), as such letter of credit may be modified, supplemented, extended and replaced from time to time.

         "Wachovia JEDA Reimbursement Agreement" shall mean the Amended and Restated Reimbursement and Security Agreement dated as of June 4, 1996 between G&L Industries and Wachovia Bank of North Carolina, N.A. pursuant to which the Wachovia JEDA Letter of Credit was issued, as amended, modified, supplemented and replaced from time to time.

         SECTION 1.2       OTHER DEFINITIONAL PROVISIONS.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         SECTION 1.3       ACCOUNTING TERMS.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Agent notifies the Borrower that the Required Lenders wish to amend Section 5.9 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

         The Borrower shall deliver to the Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and
(ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.

         Notwithstanding the above, the parties hereto acknowledge and agree that, for purposes of all calculations made in determining compliance for any applicable period with the financial covenants set forth in Section 5.9(a) and
(d) hereof (including without limitation for purposes of the definition of "Applicable Percentage" set forth in Section 1.1) for all calculation periods ending on and prior to April 3, 1999, income statement items (whether positive or negative) attributable to the Acquired Companies shall be included in such calculations to the extent relating to such applicable period.


                                   ARTICLE II

                           THE LOANS; AMOUNT AND TERMS

         SECTION 2.1       REVOLVING LOANS.

                  (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's Revolving Commitment Percentage of Swingline Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Commitment Percentage of the aggregate Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the lesser of the aggregate Revolving Committed Amount then in effect and the Borrowing Base. For purposes hereof, the aggregate amount available hereunder shall be TWO HUNDRED TWENTY-FIVE MILLION DOLLARS ($225,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 2.6, the "Revolving Committed Amount"). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

                  (b)      Revolving Loan Borrowings.

                  (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify
                  (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of




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                  Borrowing (a "Notice of Borrowing") is attached as Schedule
                  2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

                           (ii) Minimum Amounts. Each Revolving Loan borrowing
                  shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                           (iii) Advances. Each Lender will make its Revolving
                  Commitment Percentage of each Revolving Loan borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Schedule 9.2, or at such other office as the Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Revolving Commitment Termination Date.

                  (d) Interest. Subject to the provisions of Section 2.9, Revolving Loans shall bear interest as follows:

                           (i) Alternate Base Rate Loans. During such periods as
                  Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                           (ii) LIBOR Rate Loans. During such periods as
                  Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

         Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

                  (e) Revolving Notes. Each Lender's Revolving Commitment Percentage of the Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.1(e).




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         SECTION 2.2       TRANCHE B TERM LOAN.

                  (a) Tranche B Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche B Term Loan Commitment Percentage of a term loan in Dollars (the "Tranche B Term Loan") in the aggregate principal amount of ONE HUNDRED FIFTY-FIVE MILLION DOLLARS ($155,000,000) (the "Tranche B Term Loan Committed Amount") for the purposes hereinafter set forth. The Tranche B Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. The Borrower shall request the initial Tranche B Term Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Amounts repaid on the Tranche B Term Loan may not be reborrowed. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

                  (b) Repayment of Tranche B Term Loan. The principal amount of the Tranche B Term Loan shall be repaid in twenty-eight (28) consecutive fiscal quarterly installments, unless accelerated sooner pursuant to Section 7.2, commencing on June 27, 1998 and ending on April 2, 2005. Installments one (1) through twenty-four (24), inclusive, shall each be in the amount of $387,500 and installments twenty-five (25) through twenty-eight (28), inclusive, shall each be in the amount of $36,425,000.

                  (c) Interest on the Tranche B Term Loan. Subject to the provisions of Section 2.9, the Tranche B Term Loan shall bear interest as follows:

                  (i) Alternate Base Rate Loans. During such periods as the Tranche B Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                  (ii) LIBOR Rate Loans. During such periods as the Tranche B Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.

         Interest on the Tranche B Term Loan shall be payable in arrears on each Interest Payment Date.




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                  (d) Tranche B Term Notes. Each Lender's Tranche B Term Loan
         Commitment Percentage of the Tranche B Term Loan outstanding as of the Closing Date shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.2(d).

         SECTION 2.2A      TRANCHE C TERM LOAN.

                  (a) Tranche C Term Loan. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make available to the Borrower on the Closing Date such Lender's Tranche C Term Loan Commitment Percentage of a term loan in Dollars (the "Tranche C Term Loan") in the aggregate principal amount of ONE HUNDRED TEN MILLION DOLLARS ($110,000,000) (the "Tranche C Term Loan Committed Amount") for the purposes hereinafter set forth. The Tranche C Term Loan may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request. The Borrower shall request the initial Tranche C Term Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Amounts repaid on the Tranche C Term Loan may not be reborrowed. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.

                  (b) Repayment of Tranche C Term Loan. The principal amount of the Tranche C Term Loan shall be repaid in thirty-two (32) consecutive fiscal quarterly installments, unless accelerated sooner pursuant to
         Section 7.2, commencing on June 27, 1998 and ending on April 1, 2006. Installments one (1) through twenty-eight (28), inclusive, shall each be in the amount of $275,000 and installments twenty-nine (29) through thirty-two (32), inclusive, shall each be in the amount of $25,575,000.

                  (c) Interest on the Tranche C Term Loan. Subject to the provisions of Section 2.9, the Tranche C Term Loan shall bear interest as follows:

                  (i) Alternate Base Rate Loans. During such periods as the Tranche C Term Loan shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Alternate Base Rate plus the Applicable Percentage; and

                  (ii) LIBOR Rate Loans. During such periods as the Tranche C Term Loan shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage.




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         Interest on the Tranche C Term Loan shall be payable in arrears on each
         Interest Payment Date.

                  (d) Tranche C Term Notes. Each Lender's Tranche C Term Loan Commitment Percentage of the Tranche C Term Loan outstanding as of the Closing Date shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Schedule 2.2A(d).


         SECTION 2.3       SWINGLINE LOAN SUBFACILITY.

                  (a) Swingline Commitment. During the Commitment Period, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a "Swingline Loan" and, collectively, the "Swingline Loans") for the purposes hereinafter set forth; provided, however, (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000) (the "Swingline Committed Amount"), and (ii) the sum of the aggregate amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the lesser of the aggregate Revolving Committed Amount then in effect and the Borrowing Base. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof.

                  (b)      Swingline Loan Borrowings.

                           (i) Notice of Borrowing and Disbursement. The
                  Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon request made by the Borrower not later than 12:00 Noon (Charlotte, North Carolina time) on such Business Day. A notice of request for Swingline Loan borrowing shall be made in the form of Schedule 2.1(b)(i) with appropriate modifications. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.

                           (ii) Repayment of Swingline Loans. Each Swingline
                  Loan borrowing shall be due and payable on the Revolving Commitment Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of
                  (i) the Revolving Commitment Termination Date, (ii) the occurrence of any Event of Default described in Section 7.1(e), (iii) upon acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(e) or any other Event of Default, and (iv) the exercise of remedies in accordance with the



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                  provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as a "Mandatory Borrowing"). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (I) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder,
                  (II) whether any conditions specified in Section 4.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in
                  Section 2.1(b)(i), (V) the date of such Mandatory Borrowing, or (VI) any reduction in the Revolving Committed Amount or termination of the Revolving Commitments immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Mandatory Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

                  (c) Interest on Swingline Loans. Subject to the provisions of
         Section 2.9, Swingline Loans shall bear interest at a per annum rate equal to the Alternate Base Rate plus the Applicable Percentage. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.

                  (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Schedule 2.3(d).



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         SECTION 2.4       LETTER OF CREDIT SUBFACILITY.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed THIRTY MILLION DOLLARS ($30,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of Revolving Loans plus Swingline Loans plus LOC Obligations shall not at any time exceed the lesser of the aggregate Revolving Committed Amount and the Borrowing Base, (iii) all Letters of Credit shall be denominated in U.S. Dollars and (iv) Letters of Credit shall be issued for the purpose of supporting tax-advantaged variable rate demand note financing and for other lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit (other than the JEDA Letter of Credit which has an original expiry date of fourteen (14) months) shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, and other than the Wachovia JEDA Letter of Credit which by its terms is, and shall continue to be, automatically extended each month as to which no Notice of Non-Extension (as defined in the Wachovia JEDA Reimbursement Agreement) is given until the 5th day of the 13th month following receipt by G&L Industries and the Trustee for the JEDA Bonds of a Notice of Non-Extension from the Issuing Lender thereof (but not to a date later than the "Revolving Commitment Termination Date" as defined therein), the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months (fourteen (14) months for the JEDA Letter of Credit) from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Revolving Commitment Termination Date except that prior to the Revolving Commitment Termination Date a Letter of Credit may be issued or extended with an expiry date extending beyond the Revolving Commitment Termination Date if, and to the extent that, unless the Issuing Lender and the Required Lenders shall otherwise object, the Borrower shall provide cash collateral to the Issuing Lender on the date of issuance or extension in an amount equal to the maximum amount available to be drawn under such Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $250,000. There will be no more than fifteen (15) Letters of Credit outstanding at any time. First Union shall be the Issuing Lender on all Letters of Credit issued after the Closing Date and shall become the Issuing Lender on all Existing Letters of Credit on the


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         date such Letters of Credit are extended or renewed in accordance with the terms hereof and thereof.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five
         (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

                  (c) Participations. Each Lender, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit and with respect to Letters of Credit issued on or after the Closing Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Swingline Loan or Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Alternate Base Rate plus two percent (2%). Unless the Borrower shall immediately notify the



                                       37
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         Issuing Lender and the Agent of its intent to otherwise reimburse the
         Issuing Lender, the Borrower shall be deemed to have requested a Swingline Loan, or if and to the extent Swingline Loans shall not be available, a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, (i) a Swingline Loan borrowing to reimburse a drawing under a Letter of Credit, the Swingline Lender shall make the Swingline Loan advance pursuant to the terms of the request or deemed request in accordance with the provisions for Swingline Loan advances hereunder, or (ii) a Revolving Loan to reimburse a drawing under a Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7.2) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and in the case of both clauses (i) and (ii) the proceeds thereof shall be paid directly to the Issuing Lender for




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         application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.

                  (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         SECTION 2.5       FEES.

                  (a) Commitment Fee. In consideration of the Revolving Commitment, the Borrower agrees to pay to the Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the aggregate Revolving Committed Amount. For purposes of computing the Commitment hereunder, Swingline Loans shall be considered usage under the aggregate Revolving Committed Amount. The Commitment

         Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

                  (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-eighth of one percent (1/8%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Agent for the ratable benefit of the Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears on the 15th day following the last day of each calendar quarter for the prior calendar quarter.

                  (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

                  (d) Term Loan Commitment Fee. In consideration of the Tranche B Term Loan Commitment and the Tranche C Term Loan Commitment, the Borrower agrees to pay to the Agent the commitment fee as described in the Fee Letter.

                  (e) Administrative Fee. The Borrower agrees to pay to the Agent the annual administrative fee as described in the Fee Letter.

         SECTION 2.6       COMMITMENT REDUCTIONS.

                  (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Revolving Committed Amount at any time or from time to time upon not less than three Business Days' prior notice to the Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the sum of the then outstanding aggregate principal amount of the Revolving Loans plus Swingline Loans plus LOC Obligations would exceed the lesser of the aggregate Revolving Committed Amount then in effect and the Borrowing Base.

                  (b) Mandatory Reductions. On any date that the Revolving Loans are required to be prepaid pursuant to the terms of Section 2.7(b)
         (ii), (iii), (iv), (v), (vi), (vii), and (viii), the Revolving Committed Amount shall be automatically permanently reduced by the amount of such required prepayment and/or reduction.

                  (c) Revolving Commitment Termination Date. The Revolving Commitment, the LOC Commitment and the Swingline Commitment shall automatically terminate on the Revolving Commitment Termination Date.

         SECTION 2.7       PREPAYMENTS.

                  (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Revolving Loans and Term Loans shall be in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and each prepayment of Swingline Loans shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give three Business Days' irrevocable notice in the case of LIBOR Rate Loans and one Business Day's irrevocable notice in the case of Alternate Base Rate Loans, to the Agent (which shall notify the Lenders thereof as soon as practicable). Subject to the foregoing terms, amounts prepaid under this Section 2.7(a) shall be applied as the Borrower may elect; provided that if the Borrower fails to specify the application of an optional prepayment then such prepayment shall be applied first to Revolving Loans and then pro rata to the remaining principal installments of the Term Loans, in each case first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this Section 2.7(a) shall be subject to Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such loan not been prepaid or, at the request of the Agent, interest on the principal amount prepaid shall be payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Swingline Loan and the Revolving Loans may be reborrowed in accordance with the terms hereof. Amounts prepaid on the Term Loans may not be reborrowed.

                  (b)      Mandatory Prepayments.

                           (i) Revolving Committed Amount. If at any time after
                  the Closing Date, the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall exceed the lesser of the aggregate Revolving Committed Amount then in effect and the Borrowing Base, the Borrower immediately shall prepay the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.

                                    (ii) Excess Cash Flow. Within ninety (90)
                  days after the end of each fiscal year (commencing with the fiscal year ending October 3, 1998), the Borrower shall prepay the Term Loans in an amount equal to (x) fifty percent (50%) of the Excess Cash Flow earned during such prior fiscal year less (y) the amount of any optional prepayments of the Term Loans or (to the extent accompanied by a reduction in the Revolving Committed Amount) the Revolving Loans during such prior fiscal year. Any payments of Excess Cash Flow shall be applied as set forth in clause (ix) below. Notwithstanding the foregoing to the contrary, the prepayment of Loans from Excess Cash Flow shall not be required for any prior fiscal year if the Leverage Ratio for the four fiscal quarters ending on the last day of such fiscal year shall be less than or equal to
                  3.75 to 1.0.

                           (iii) Asset Dispositions. Promptly following any
                  Asset Disposition, the Borrower shall prepay the Loans in an aggregate amount equal to the Net Cash Proceeds derived from such Asset Disposition (such prepayment to be applied as set forth in clause (ix) below).

                           (iv) Debt Issuances. Immediately upon receipt by any
                  Credit Party of proceeds from any Debt Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of the Net Cash Proceeds of such Debt Issuance to the Lenders (such prepayment to be applied as set forth in clause (ix) below).

                           (v) Issuances of Equity. Immediately upon receipt by
                  a Credit Party of proceeds from any Equity Issuance, the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of the Net Cash Proceeds of such Equity Issuance to the Lenders (such prepayment to be applied as set forth in clause (ix) below).


                           (vi) Recovery Event. To the extent of cash proceeds
                  received in connection with a Recovery Event which are not applied in accordance with Section 6.5(a)(ii), immediately following the 180th day occurring after the receipt by a Credit Party of such cash proceeds, the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of such cash proceeds to the Lenders (such prepayment to be applied as set forth in clause (ix) below).

                           (vii)    [Reserved]

                           (viii) Adjustments to Purchase Price. Immediately
                  upon receipt by the Borrower of any payment or refund arising from an adjustment to the Purchase Price paid by the Borrower for the Acquired Companies which, when aggregated with any other such payments or refunds, exceeds $25,000,000, the Borrower shall prepay the Loans in an aggregate amount equal to one-hundred percent (100%) of any such excess to the Lenders (such prepayment to be applied as set forth in clause
                  (ix) below).

                           (ix) Application of Mandatory Prepayments. All
                  amounts required to be paid pursuant to this Section 2.7(b) shall be applied as follows: (A) with respect to all amounts prepaid pursuant to Section 2.7(b)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations and (B) with respect to all amounts prepaid pursuant to Sections 2.7(b)(ii) through (viii), (1) first pro rata to the Term Loans (ratably to the remaining principal installments thereof) and (2) second to the Revolving Loans and (after all Revolving Loans have been repaid) to a cash collateral account in respect of LOC Obligations. Within the parameters of the applications set forth above, prepayments shall be applied first to Alternate Base Rate Loans and then to LIBOR Rate Loans in direct order of Interest Period maturities. All prepayments under this
                  Section 2.7(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.

         SECTION 2.8       MINIMUM PRINCIPAL AMOUNT OF TRANCHES.

         All borrowings, payments and prepayments in respect of Revolving Loans and Term Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans and Term Loans comprising any Tranche shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

         SECTION 2.9       DEFAULT RATE AND PAYMENT DATES.

                  (a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.10 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

                  (b) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon, or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto assuming Level I interest rate margins were then in effect, plus 2% or
         (y) in the case of overdue interest, fees or other amounts, the Alternate Base Rate, plus 2%, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Upon the occurrence, and during the continuance, of any other Event of Default hereunder, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate which is (A) in the case of principal, the rate that would otherwise be applicable thereto assuming Level I interest rate margins were then in effect, plus 2% or (B) in the case of interest, fees or other amounts, the Alternate Base Rate, plus 2% (after as well as before judgment).

                  (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this Section 2.9 shall be payable from time to time on demand.

         SECTION 2.10      CONVERSION OPTIONS.

                  (a) The Borrower may, in the case of Revolving Loans and the Term Loans, elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans, by giving the Agent at least three Business Days' prior irrevocable written notice of such election. A form of Notice of Conversion/ Extension is attached as Schedule 2.10. If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.

         SECTION 2.11      COMPUTATION OF INTEREST AND FEES.

                  (a) Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate

         Base Rate shall become effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Agent in determining any interest rate.

         SECTION 2.12      PRO RATA TREATMENT AND PAYMENTS.

         Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to
Section 2.5, second, to interest then due and owing in respect of the Notes of the Borrower and, third, to principal then due and owing hereunder and under the Notes of the Borrower. Each payment on account of any fees pursuant to Section
2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the portion of the Letter of Credit retained by the Issuing Lender and the Issuing Lender Fees). Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Revolving Loans and on the Term Loans shall be made pro rata according to the respective amounts due and owing in accordance with Section 2.7 hereof. Each optional prepayment on account of principal of the Loans shall be applied, to such of the Loans as the Borrower may designate (to be applied pro rata among the Lenders); provided, that prepayments made pursuant to Section 2.15 shall be applied in accordance with such section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Agent for the account of the Lenders at the Agent's office specified on Schedule 9.2 in Dollars and in immediately available funds not later than 1:00 P.M. (Charlotte, North Carolina time) on the date when due. The Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         SECTION 2.13      NON-RECEIPT OF FUNDS BY THE AGENT.

                  (a) Unless the Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date, and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent, the Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Effective Funds Rate.

                  (b) Unless the Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Agent may assume that such Borrower has made such payment when due, and the Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Agent, such Lender shall, on demand, repay to the Agent the amount made available to such Lender. If such amount is repaid to the Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Agent to such Lender to the date such amount is recovered by the Agent at a per annum rate equal to the Federal Funds Effective Rate.

                  (c) A certificate of the Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.13 shall be conclusive in the absence of manifest error.

         SECTION 2.14      INABILITY TO DETERMINE INTEREST RATE.

         Notwithstanding any other provision of this Agreement, if (i) the Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a Eurodollar Tranche during such Interest Period, the Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business

Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

         SECTION 2.15      ILLEGALITY.

         Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

         SECTION 2.16      REQUIREMENTS OF LAW.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                           (i) shall subject such Lender to any tax of any kind
                  whatsoever with respect to any Letter of Credit or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                            (iii) shall impose on such Lender any other
                  condition;

         and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

                  (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Agent, to the Borrower shall be conclusive absent manifest error.

                  (c) Notwithstanding anything to the contrary contained herein, the Borrower shall not have any obligation to pay to any Lender amounts owing under this Section

         2.16 for any period which is more than ninety (90) days prior to the date upon which the request for payment therefor is delivered to the Borrower.

                  (d) The agreements in this Section 2.16 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         SECTION 2.17      INDEMNITY.

         The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender, through the Agent, to the Borrower (which certificate must be delivered to the Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         SECTION 2.18      TAXES.

                  (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.6(d) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a "bank" within the meaning of
         Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form 1001 or 4224 as set forth in clause (i) above, or (x) a certificate substantially in the form of Schedule 2.18 (any such certificate, a "2.18 Certificate") and
         (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower's request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (x) each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.18(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

                  (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

                  (d) If the Borrower pays any additional amount pursuant to this Section 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this
         Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this
         Section 2.18 to the Borrower or any other party.

                  (e) The agreements in this Section 2.18 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         SECTION 2.19      INDEMNIFICATION; NATURE OF ISSUING LENDER'S DUTIES.

                  (a) In addition to its other obligations under Section 2.4, the Borrower hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible:
         (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (d) Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.4(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

                  (e) Notwithstanding anything to the contrary contained in this
         Section 2.19, the Borrower shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by an Issuing Lender), as determined by a court of competent jurisdiction.

         SECTION 2.20      PRE-SYNDICATION LOANS.

         Notwithstanding any provision herein to the contrary, all LIBOR Rate Loans under this Agreement, prior to the closing of the initial syndication of the Commitments and the Loans to the Lenders, shall be made or continued as LIBOR Rate Loans having an Interest Period of fourteen (14) days. All LIBOR Rate Loans having an Interest Period of fourteen (14) days shall bear interest at the same rate as LIBOR Rate Loans having an Interest Period of one month.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Borrower hereby represents and warrants to the Agent and to each Lender that:

         SECTION 3.1       FINANCIAL CONDITION.

         The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 27, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on (only in the case of such annual statements) by Ernst & Young LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheets referred to above, any material Guarantee Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any material interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. The revised eight-year financial and operational projections for the Borrower and its Subsidiaries (including the Apparel Fabrics Business) for the fiscal years of 1998 through 2005 delivered to the Agent prior to the Closing Date (the "Projections"), constitute a reasonable basis as of the Closing Date for the assessment of the future performance of the Borrower and its Subsidiaries (including the Apparel Fabrics Business) during the periods indicated therein, it being understood that any projected financial information represents projections, based on various assumptions, of future results of operations which may or may not in fact occur and no assurance can be given that such results will be achieved.

         SECTION 3.2       NO CHANGE.

         Since September 27, 1997 (and after delivery of annual audited financial statements in accordance Section 5.1(a), from the date of the most recently delivered annual audited financial statements) there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.3       CORPORATE EXISTENCE; COMPLIANCE WITH LAW.

         Each of The Borrower and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the requisite power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged,
(c) is duly qualified to conduct business and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 3.4       CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS.

         Each of the Borrower and the other Credit Parties has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or the other Credit Parties (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or the other Credit Parties (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which it is a party has been duly executed and delivered on behalf of the Borrower or the other Credit Parties, as the case may be. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or the other Credit Parties, as the case may be, enforceable against the Borrower or such other Credit Party, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         SECTION 3.5       NO LEGAL BAR; NO DEFAULT.

         The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Loans will not violate any Requirement of Law or any Contractual Obligation of the Borrower or its Subsidiaries (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 3.6       NO MATERIAL LITIGATION.

         Except as set forth in Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby, or (b) which, if adversely determined, would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.7       INVESTMENT COMPANY ACT.

         Neither the Borrower nor any Credit Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 3.8       MARGIN REGULATIONS.

         No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. The Borrower and its Subsidiaries taken as a group do not own "margin stock" except as identified in the financial statements referred to in Section 3.1 and the aggregate value of all "margin stock" owned by the Borrower and its Subsidiaries taken as a group does not exceed 25% of the value of their assets.

         SECTION 3.9       ERISA.

         Except as set forth in Schedule 3.9, neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC (other than a Permitted Lien) or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan

(based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.

         SECTION 3.10      ENVIRONMENTAL MATTERS.

         Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                  (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of, or (ii) could give rise to liability under, any Environmental Law.

                  (b) To the best knowledge of the Borrower, the Properties and all operations of the Borrower and/or its Subsidiaries at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business").

                  (c) Neither the Borrower nor any of its Subsidiaries has received any written or actual notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         SECTION 3.11      PURPOSE OF LOANS.

         The proceeds of the Revolving Loans will be used to refinance existing indebtedness of the Borrower and its Subsidiaries, to finance the G&L Acquisition in part and for general corporate and working capital purposes. The proceeds of the Term Loans will be used to refinance existing indebtedness of the Borrower and to finance the G&L Acquisition and the closing costs and expenses related thereto.

         SECTION 3.12      SUBSIDIARIES.

         Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Borrower. Information on the attached Schedule includes state of incorporation; the number of shares of each class of Capital Stock or other equity interests outstanding; the number and percentage of outstanding shares of each class of stock; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding Capital Stock and other equity interests of all such Subsidiaries is validly issued, fully paid and non-assessable and is owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents).

         SECTION 3.13      OWNERSHIP.

         Each of the Borrower and its Subsidiaries is the owner of, and has good and marketable title to, all of its respective assets, except as may be permitted pursuant Section 6.13 hereof, and none of such assets is subject to any Lien other than Permitted Liens.

         SECTION 3.14      INDEBTEDNESS.

         Except as otherwise permitted under Section 6.1, the Borrower and its Subsidiaries have no Indebtedness.

         SECTION 3.15      TAXES.

         Each of the Borrower and its Subsidiaries has filed, or caused to be filed, all tax returns (federal, state, local and foreign) required to be filed and paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. Neither the Borrower nor any of its Subsidiaries is aware as of the Closing Date of any proposed tax assessments against it or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         SECTION 3.16      INTELLECTUAL PROPERTY.

         Each of the Borrower and its Subsidiaries owns, or has the legal right to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted except for those the failure to own or have such legal right to use could not have a Material Adverse Effect (the "Material Intellectual Property"). Set forth on Schedule 3.16 is a list of all Material Intellectual Property owned by each of the Borrower and its Subsidiaries or that the Borrower or any of its Subsidiaries has the right to use. Except as provided on Schedule 3.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Material Intellectual Property or the validity or effectiveness of any such Material Intellectual Property, nor does the Borrower or any of its Subsidiaries know of any such claim, and, to the knowledge of the Borrower or any of its Subsidiaries, the use of such Material Intellectual Property by the Borrower or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, could not have a Material Adverse Effect. Schedule 3.16 may be updated from time to time by the Borrower by giving written notice thereof to the Agent.

         SECTION 3.17      SOLVENCY.

         The fair saleable value of each Credit Party's assets, measured on a going concern basis, exceeds all probable liabilities, including those to be incurred pursuant to this Credit Agreement. None of the Credit Parties (a) has unreasonably small capital in relation to the business in which it is or proposes to be engaged or (b) has incurred, or believes that it will incur after giving effect to the transactions contemplated by this Credit Agreement, debts beyond its ability to pay such debts as they become due.

         SECTION 3.18      INVESTMENTS.

         All Investments of each of the Borrower and its Subsidiaries are Permitted Investments.

         SECTION 3.19      LOCATION OF COLLATERAL.

         Set forth on Schedule 3.19(a) is a list of the Properties of the Borrower and its Subsidiaries with street address, county and state where located. Set forth on Schedule 3.19(b) is a list of all locations where any tangible personal property of the Borrower and its Subsidiaries is located, including county and state where located. Set forth on Schedule 3.19(c) is the chief executive office and principal place of business of each of the Borrower and its Subsidiaries. Schedule 3.19(a), 3.19(b) and 3.19(c) may be updated from time to time by the Borrower giving written notice thereof to the Agent.

         SECTION 3.20      NO BURDENSOME RESTRICTIONS.

         None of the Borrower or any of its Subsidiaries is a party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, could have a Material Adverse Effect.

         SECTION 3.21      BROKERS' FEES.

         None of the Borrower or any of its Subsidiaries has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated under the Credit Documents other than the closing and other fees payable pursuant to this Credit Agreement or payable in connection with the Tender Offer or the G&L Acquisition, which fees, together with expenses incurred in connection with this Credit Agreement, the Tender Offer and the G&L Acquisition, shall not exceed $60,000,000.

         SECTION 3.22      LABOR MATTERS.

         There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date, other than as set forth in Schedule 3.22 hereto, and none of the Borrower or any of its Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years, other than as set forth in Schedule 3.22 hereto.

         SECTION 3.23      ACCURACY AND COMPLETENESS OF INFORMATION.

         All factual information (excluding the Projections) heretofore, contemporaneously or hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries to the Agent or any Lender for purposes of or in connection with this Agreement or any other Credit Document, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to the Borrower or any of its Subsidiaries which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the financial statements of the Borrower and its Subsidiaries furnished to the Agent and/or the Lenders, or in any certificate, opinion or other written statement made or furnished by the Borrower to the Agent and/or the Lenders.

         SECTION 3.24      PRINTED APPAREL FABRICS BUSINESS.

         Neither the Borrower nor any of its Subsidiaries owes any material payments or has any other material obligations with respect to the closure in September, 1995, of the printed apparel fabrics business of G&L Industries.



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         SECTION 3.25      YEAR 2000 ISSUE.

         Any reprogramming and related testing required to permit the proper functioning of the Domestic Credit Parties' or, to our knowledge, the Foreign Credit Parties' computer systems in and following the year 2000 will be completed in all material respects prior to September 1, 1999, and the cost to the Credit Parties of such reprogramming and testing will not result in a Default or Event of Default or a Material Adverse Effect. Except for such reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Credit Parties and their Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, adequate for the conduct of its business.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         SECTION 4.1 CONDITIONS TO CLOSING DATE AND INITIAL REVOLVING LOANS AND TERM LOANS MADE IN CONNECTION WITH THE G&L ACQUISITION.

         This Agreement shall become effective upon, and the obligation of each Lender to make the initial Revolving Loans and Term Loans on the Closing Date is subject to, the satisfaction of the following conditions precedent:

                  (a) Execution of Agreement. The Agent shall have received (i) multiple counterparts of this Agreement for each Lender, executed by a duly authorized officer of each party hereto, (ii) for the account of each Lender Revolving Notes, Tranche B Term Notes and Tranche C Term Notes and for the account of the Swingline Lender, a Swingline Note and
         (iii) multiple counterparts of the Security Agreement, the Pledge Agreement and the Foreign Subsidiary Pledge Agreement for each Lender, in each case conforming to the requirements of this Agreement and executed by a duly authorized officer of the Borrower or other Credit Party, as applicable.

                  (b) Corporate Documents. The Agent shall have received the following:

                                    (i) Articles of Incorporation. Copies of the
                  articles of incorporation or charter documents of the Borrower and the other Domestic Credit Parties certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation.

                                    (ii) Resolutions. Copies of resolutions of
                  the Board of Directors of the Borrower and the other Domestic Credit Parties approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.




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                                    (iii) Bylaws. A copy of the bylaws of the
                  Borrower and the other Domestic Credit Parties certified by a secretary or assistant secretary as of the Closing Date to be true and correct and in force and effect as of such date.

                                    (iv) Good Standing. Copies of (i)
                  certificates of good standing, existence or its equivalent with respect to the Borrower and the other Domestic Credit Parties certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a Material Adverse Effect on the business or operations of the Borrower and its Subsidiaries in such state and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                                    (v) Incumbency. An incumbency certificate of
                  each Domestic Credit Party certified by a secretary or assistant secretary to be true and correct as of the Closing Date.

                  (c)   Legal Opinions of Counsel.

                           (i) The Agent shall have received, with a copy for
                  each Lender, an opinion of Rosenman & Colin LLP, counsel for the Borrower and the other Domestic Credit Parties, dated the Closing Date and addressed to the Agent and the Lenders, in form and substance acceptable to the Agent.

                           (ii) The Agent shall have received each opinion,
                  report and other document required to be delivered pursuant to the Acquisition Documents in connection with the Acquisition Transactions, with a letter from each person delivering such opinion, report and other document authorizing reliance thereon by the Agent and the Lenders, all in form and substance acceptable to the Agent.

                  (d) Personal Property Collateral. The Agent shall have received:

                                    (i) searches of Uniform Commercial Code
                  filings in the jurisdiction of the chief executive office of each Domestic Credit Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Agent's security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;

                                    (ii) duly executed UCC financing statements
                  for each appropriate jurisdiction as is necessary, in the Agent's sole discretion, to perfect the Agent's security interest in the Collateral;




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




                                    (iii) searches of ownership of Material
                  Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Agent in order to perfect the Agent's security interest in the Collateral;

                                    (iv) all stock certificates evidencing the
                  Capital Stock pledged to the Agent pursuant to the Pledge Agreement, together with duly executed in blank undated stock powers attached thereto (unless, with respect to the pledged Capital Stock of any Foreign Subsidiary, such stock powers are deemed unnecessary by the Agent in its reasonable discretion under the law of the jurisdiction of incorporation of such Person);

                                    (v) such patent/trademark/copyright filings
                  as requested by the Agent in order to perfect the Agent's security interest in the Material Intellectual Property;

                                    (vi) all instruments and chattel paper in
                  the possession of any of the Credit Parties, together with allonges or assignments as may be necessary or appropriate to perfect the Agent's security interest in the Collateral;

                                    (vii) duly executed consents as are
                  necessary, in the Agent's sole discretion, to perfect the Lenders' security interest in the Collateral; and

                                    (viii) in the case of any personal property
                  Collateral located at premises leased by a Credit Party, such estoppel letters, consents and waivers from the landlords on such real property as may be required by the Agent.

                  (e) Liability and Casualty Insurance. The Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein or in the Security Documents. The Agent shall be named as loss payee and additional insured on all such insurance policies for the benefit of the Lenders.

                  (f) Fees. The Agent shall have received all fees, if any, owing pursuant to the Fee Letter and Section 2.5.

                  (g) Litigation. There shall not exist any pending litigation or investigation affecting or relating to the Bridge Notes, this Agreement and the other Credit Documents, the Merger or the Acquisition Transactions that in the reasonable judgment of the Agent could materially adversely affect the Bridge Notes, this Agreement and the other Credit Documents, the Merger or the Acquisition Transactions, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date.

                  (h) Solvency Certificate. The Agent shall have received, with a copy for each Lender, an officer's certificate for each Domestic Credit Party prepared by the chief



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




         financial officer of each such Domestic Credit Party as to the financial condition, solvency and related matters of each such Domestic Credit Party, in each case after giving effect to the initial borrowings under the Credit Documents, in substantially the form of
         Schedule 4.1(h) hereto.

                  (i) Account Designation Letter. The Agent shall have received the executed Account Designation Letter in the form of Schedule 1.1(a) hereto.

                  (j) Acquisition Documents. The Acquisition Documents shall have been completed to the satisfaction of the Agent, the Acquisition Transactions shall have been consummated substantially in accordance with the terms of the Acquisition Documents and the purchase price (including fees and expenses) for the Acquired Companies (which shall include the refinancing of the existing senior bank indebtedness and the publicly issued senior indebtedness of such Acquired Companies other than the Indebtedness set forth on Schedule 4.1(u) hereto) shall not exceed $490,000,000.

                  (k) Closing Date. The Closing Date shall have occurred on or before the Acquisition Funding Termination Date.

                  (l) Corporate Structure. The corporate capital and ownership structure of the Borrower and its Subsidiaries shall be as described in
         Schedule 3.12.

                  (m) Subordinated Debt. The Borrower shall have received proceeds from the issuance of the Subordinated Debt in an aggregate principal amount of $275,000,000. The terms and conditions governing the Subordinated Debt shall be acceptable to the Agent.

                  (n) Government Consent. The Agent shall have received evidence that all U.S. and Canadian governmental, shareholder and material third party consents and approvals necessary in connection with the Acquisition Transactions and the related financings and other transactions contemplated hereby have been obtained and all applicable waiting periods have expired without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Acquisition Transactions or such other transactions or that could seek or threaten any of the foregoing.

                  (o) Compliance with Laws. The Acquisition Transactions and the related financings and other transactions contemplated hereby shall be in compliance with all applicable U.S. and Canadian laws and regulations (including all applicable U.S. and Canadian securities and banking laws, rules and regulations).

                  (p) Bankruptcy. There shall be no bankruptcy or insolvency proceedings with respect to the Acquired Companies or any pending injunction with respect to the Acquisition Transactions.




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




                  (q) Legal Aspects. The Agent and its counsel shall be reasonably satisfied with all legal aspects regarding the G&L Acquisition.

                  (r) Consolidated Funded Debt. The aggregate Consolidated Funded Debt on the Closing Date shall not be in excess of $695,000,000.

                  (s) Availability of Revolving Loans. After giving effect to the making of the Revolving Loans and the Term Loans on the Closing Date, there shall be availability under the Revolving Commitments of at least $25,000,000.

                  (t) Fees and Expenses. The aggregate fees and expenses incurred by the Borrower and its Subsidiaries in connection with the Tender Offer and the Acquisition Transactions shall not exceed $60,000,000.

                  (u) Existing Indebtedness of Acquired Companies. All of the existing senior bank indebtedness and publicly issued senior indebtedness of the Acquired Companies shall be repaid in full on the Closing Date except for the Indebtedness set forth on Schedule 4.1(u) hereto.

                  (v) Existing Credit Agreement. All loans and other extensions of credit under the Existing Credit Agreement shall have been repaid and the commitments thereunder shall have been terminated.

                  (w) DTA Credit Agreement. All loans and other extensions of credit under the DTA Credit Agreement shall have been repaid and the commitments thereunder shall have been terminated.

                  (x) Borrowing Base Certificate. The Agent shall have received a Borrowing Base Certificate dated the Closing Date for the month of December, 1997, giving effect to the G&L Acquisition, substantially in the form of Schedule 5.2(d) and certified by the Chief Financial Officer of the Borrower to be true and correct as of such date.

                  (y) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent and its counsel.

         SECTION 4.2       CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder (excluding the initial Loans to be made hereunder on the Closing Date to finance the Acquisition Transactions) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                 (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein, in the Security Documents or which are contained in any



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




         certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

                  (c) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus Swingline Loans plus LOC Obligations shall not exceed the lesser of the Revolving Committed Amount then in effect and the Borrowing Base, (ii) the LOC Obligations shall not exceed the LOC Committed Amount and (iii) the Swingline Loans shall not exceed the Swingline Commitment.

                  (d) Additional Conditions to Revolving Loans. If such Loan is made pursuant to Section 2.1, all conditions set forth in such Section shall have been satisfied.

                  (e) Additional Conditions to Term Loans. If such Loan is made pursuant to Section 2.2 or 2.2A, all conditions set forth in such Section shall have been satisfied.

                  (f) Additional Conditions to Swingline Loan. If such Loan is made pursuant to Section 2.3, all conditions set forth in such Section shall have been satisfied.

                  (g) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.4, all conditions set fort in such Section shall have been satisfied.

         Each request for an Extension of Credit (excluding the initial Loans to be made hereunder on the Closing Date to finance the Acquisition Transactions) and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs
(a) and (b), and in (d), (e), (f) or (g) of this Section have been satisfied.


                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Subsidiaries (other than in the case of Sections 5.1, 5.2 or 5.7 hereof), to:

         SECTION 5.1       FINANCIAL STATEMENTS.

         Furnish to the Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, audited by Ernst & Young LLP or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

                  (b) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, a company-prepared consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated figures for the corresponding period or periods of the preceding fiscal year (subject to normal recurring year-end audit adjustments);

                  (c) Annual Budget Plan. As soon as available, but in any event no more than forty-five (45) days after the end of each fiscal year, a copy of the detailed annual budget or plan of the Borrower for the next fiscal year, in form and detail reasonably acceptable to the Agent and the Required Lenders, together with a summary of the material assumptions made in the preparation of such annual budget or plan; and

                  (d) Audited Financials for Apparel Fabrics Business; Pro Forma Financials. As soon as available, but in any event no more than five days following the Closing Date, the audited consolidated balance sheet of the Apparel Fabrics Business as at June 30, 1997 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date (the "Apparel Audited Financials"), the unaudited interim consolidated balance sheet of the Apparel Fabrics Business as at October 3, 1997 and the related consolidated statements of income and of cash flows for the fiscal quarter ended on such date (the "Apparel Interim Financials"), and the unaudited pro forma balance sheet of the Borrower and its consolidated Subsidiaries (including the Apparel Fabrics Business) as at September 27, 1997 and the related statement of income for the fiscal year ended on such date (the "Pro Forma Financials"), certified by the Chief Financial Officer of the Borrower (i) with respect to the Apparel Audited Financials and the Apparel Interim Financials, as complete and correct and fairly presenting the consolidated financial condition of the Apparel Fabrics Business, as at such dates, and (ii) with respect to the Pro Forma Financials as having been prepared on a basis consistent with the historical financial statements of the Borrower (and its consolidated Subsidiaries) and the Apparel Fabrics Business (except for the pro forma adjustments specified therein), giving effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith, and presenting fairly the historical and proposed transactions contemplated thereby, all such financial statements to be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change, if any, in the application of accounting principles as provided in Section 1.3.

         SECTION 5.2       CERTIFICATES; OTHER INFORMATION.

         Furnish to the Agent and each of the Lenders:

                  (a) concurrently with the delivery of the financial statements referred to in Section 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each of the Credit Parties during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations required to indicate compliance with Section 5.9;

                  (c) within thirty (30) days after the same are sent, copies of all reports (other than those otherwise provided pursuant to Section
         5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with,

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         the Securities and Exchange Commission or any successor or analogous
         Governmental Authority;

                  (d) within fifteen (15) days after the end of each fiscal month, a Borrowing Base Certificate as of the end of the immediately preceding fiscal month, substantially in the form of Schedule 5.2(d) and certified by the chief financial officer of the Borrower to be true and correct as of the date thereof;

                  (e) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate containing information regarding (i) the calculation of Excess Cash Flow and (ii) the amount of all Asset Dispositions, Debt Issuances, Equity Issuances, amounts received in connection with any Recovery Event, any repayments or prepayments of the G&L Loan and any adjustments to the purchase price of the Acquired Companies that were made during the prior fiscal year;

                  (f) promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person; and

                  (g) promptly, such additional financial and other information as the Agent, on behalf of any Lender, may from time to time reasonably request.

         SECTION 5.3       PAYMENT OF OBLIGATIONS.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

         SECTION 5.4       CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE.

         Continue to engage in business of the same general type as now conducted by it on the date hereof and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.



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         SECTION 5.5       MAINTENANCE OF PROPERTY; INSURANCE.

         Keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its material property (including without limitation its material tangible Collateral) in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request, full information as to the insurance carried; provided, however, that the Borrower and its Subsidiaries may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

         SECTION 5.6     INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

         SECTION 5.7       NOTICES.

         Give notice in writing to the Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) within five Business Days after the Borrower knows or has reason to know thereof, the occurrence of any Default or Event of Default;

                  (b) promptly, any default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

                  (c) promptly, any litigation, or any investigation or proceeding known to the Borrower, affecting the Borrower or any of its Subsidiaries which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (d) as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, the Borrower shall specify that such notice is a Default or Event of Default notice on the face thereof.

         SECTION 5.8       ENVIRONMENTAL LAWS.

                  (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of The Borrower any of its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.




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




         SECTION 5.9       FINANCIAL COVENANTS.

         Commencing on the day immediately following the Closing Date, the Borrower shall, and shall cause each of its Subsidiaries to, comply with the following financial covenants:

                  (a) Adjusted Leverage Ratio. As of the end of each fiscal quarter set forth in the table below, there shall be maintained an Adjusted Leverage Ratio of not greater than the corresponding ratio appearing in such table. The applicable period for purposes of determining compliance herewith shall be for the period of four (4) fiscal quarters ending on the applicable date set forth below.

                           Period                                      Ratio
                           --------                                    ------

                  June 27, 1998                                        5.50
                  October 3, 1998                                      5.50
                  January 2, 1999                                      5.25
                  April 3, 1999                                        5.25
                  July 3, 1999                                         5.00
                  October 2, 1999                                      5.00
                  January 1, 2000                                      4.75
                  April 1, 2000                                        4.75
                  July 1, 2000                                         4.75
                  September 30, 2000                                   4.50
                  December 30, 2000                                    4.50
                  March 31, 2001                                       4.25
                  June 30, 2001                                        4.25
                  September 29, 2001                                   4.00
                  December 29, 2001                                    4.00
                  March 30, 2002                                       3.75
                  June 29, 2002                                        3.75
                  September 28, 2002
                  and thereafter                                       3.50

                  (b) Consolidated Net Worth. As of the end of any fiscal quarter, commencing with the fiscal quarter ending June 27, 1998, Consolidated Net Worth of the Borrower and its Subsidiaries shall be greater than or equal to the sum of (i) 95% of the Consolidated Net Worth of the Borrower and its Subsidiaries as of March 28, 1998, but in no event less than $75,000,000, plus (ii) 50% of cumulative Consolidated Net Income (to the extent positive), commencing on March 28, 1998 (without deduction for any quarterly losses), plus (iii) 75% of the Net Cash Proceeds of any Equity Issuance or any issuance of Permitted Preferred Stock (excluding equity issued pursuant to employee stock options) by the Borrower or any of its Subsidiaries after the Closing Date.




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



                  (c) Capital Expenditures. The Borrower and its Subsidiaries shall not, as a group, make or incur Capital Expenditures in any fiscal year in excess of the amount shown below:

                  Fiscal year 1998                            $45,000,000

                  Fiscal year 1999                            $45,000,000

                  Fiscal year 2000
                    and each fiscal
                    year thereafter                           $55,000,000

         provided, that up to $10,000,000 of any such amount, if not expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year.

                  (d) Adjusted Fixed Charge Coverage Ratio. As of the end of each fiscal quarter set forth in the table below, there shall be maintained an Adjusted Fixed Charge Coverage Ratio of not less than the corresponding ratio appearing in such table. The applicable period for such purposes of determining compliance herewith shall be for the period of four (4) fiscal quarters then ended.

                           Period                                   Ratio
                          -------                                   ------

                  June 27, 1998                                        1.10
                  October 3, 1998                                      1.10
                  January 2, 1999                                      1.20
                  April 3, 1999                                        1.20
                  July 3, 1999 and thereafter                          1.25


         SECTION 5.10      ADDITIONAL SUBSIDIARY GUARANTORS.

         The Credit Parties will cause each of their Domestic Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly become a "Subsidiary Guarantor" hereunder by way of execution of a Joinder Agreement. The guaranty obligations of any such Additional Credit Party shall be secured by, among other things, the Collateral of the Additional Credit Party and a pledge of 100% of the Capital Stock or other equity interest of its Domestic Subsidiaries and 65% of the Capital Stock or other equity interest of its Foreign Subsidiaries to the extent that such pledge is permissible under applicable law, and a pledge by the Borrower or other Credit Party which is the owner of the Capital Stock or other equity interest in such Subsidiary of 100% of the Capital Stock if it is a Domestic Subsidiary and 65% of its Capital Stock or other equity interest if it is a Foreign Subsidiary.




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         SECTION 5.11      COMPLIANCE WITH LAW.

         Each Credit Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property if noncompliance with any such law, rule, regulation, order or restriction could have a Material Adverse Effect.

         SECTION 5.12      PLEDGED ASSETS.

                  (a) Each Credit Party will, and will cause each of its Subsidiaries to, cause 100% of the Capital Stock in the Borrower and each other direct or indirect Domestic Subsidiaries of the Borrower and 65% of the Capital Stock in each of the Foreign Subsidiaries of the Borrower and its Domestic Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Agent pursuant to the terms and conditions of the Security Documents or such other security documents as the Agent shall reasonably request.

                  (b) If, subsequent to the Closing Date, a Credit Party shall
         (a) acquire any Material Intellectual Property, securities, instruments, chattel paper or other personal property required to be delivered to the Agent as Collateral hereunder or under any of the Security Documents or (b) acquire or lease any real property, the Borrower shall promptly (and in any event within three (3) Business
         Days) after any Responsible Officer of a Credit Party acquires knowledge of same notify the Agent of same. Each Credit Party shall, and shall cause each of its Subsidiaries to, take such action at its own expense as requested by the Agent (including, without limitation, any of the actions described in Section 4.1(d) hereof) to ensure that the Agent has a first priority perfected Lien to secure the Credit Party Obligations in (i) all personal property of the Credit Parties located in the United States and (ii) to the extent deemed to be material by the Agent or the Required Lenders in its or their sole reasonable discretion, all other personal property of the Credit Parties, subject in each case only to Permitted Liens. Each Credit Party shall, and shall cause each of its Subsidiaries to, adhere to the covenants regarding the location of personal property as set forth in the Security Documents.

         SECTION 5.13      POST CLOSING MATTERS.

                  (a) The Borrower shall use reasonable commercial efforts to deliver or cause to be delivered to the Agent satisfactory estoppel letters, consents and/or waivers from the landlords and other property owners with respect to each of its leased locations, warehouse or processing locations within 90 days following the Closing Date and within 45 days following the acquisition or leasing of additional locations by the Borrower or any of its Subsidiaries.

                  (b) The Borrower shall (i) on or before the 45th day following the Closing Date, cause each of its Foreign Subsidiaries to enter into the Foreign Subsidiary Pledge Agreement and deliver or cause to be delivered to the Agent all stock certificates



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




         evidencing the Capital Stock of the Foreign Subsidiaries not otherwise delivered by the Closing Date and (ii) on or before the 90th day following the Closing Date, provide satisfactory evidence to the Agent that the security interests of the Agent in all such Capital Stock of each of the Foreign Subsidiaries have been perfected under the laws of the foreign jurisdiction applicable to each such Foreign Subsidiary.

                  (c) The Borrower shall deliver, or cause to be delivered, to the Agent, all agreements and documents executed and/or delivered pursuant to Section 2.08(a) of the Separation Agreement.

                  (d) On or before the 30th day following the Closing Date, the Borrower shall deliver, or cause to be delivered, to the Agent, a revised opinion of counsel to the Borrower and each Guarantor covering such matters as the Agent and its counsel shall reasonably request.

                  (e) Promptly, following the Closing Date, upon the reasonable request of the Agent, the Borrower agrees to make all such changes and corrections to the Credit Documents and the related closing documents, certificates and schedules delivered in connection therewith so as to reflect accurately and in good faith the intention of the parties upon entering into this Agreement.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full, the Borrower shall, and shall cause each of its Subsidiaries, to:

         SECTION 6.1       INDEBTEDNESS.

         The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Agreement and the other Credit Documents and the Subordinated Debt;

                  (b) Indebtedness existing as of the Closing Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) and Indebtedness set forth on Schedule 4.1(u) hereto and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;




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




                  (c) Indebtedness incurred after the Closing Date consisting of Capital Leases or Indebtedness incurred to provide all or a portion of the purchase price or cost of construction of an asset provided that
         (i) such Indebtedness when incurred shall not exceed the purchase price or cost of construction of such asset; (ii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing; and (iii) the total amount of all such Indebtedness shall not exceed $20,000,000 at any time outstanding;

                  (d) Unsecured intercompany Indebtedness among the Borrower and its Subsidiaries, provided that any such Indebtedness shall be fully subordinated to the Credit Party Obligations hereunder on terms reasonably satisfactory to the Agent; and provided, further, that intercompany Indebtedness of Foreign Subsidiaries owed to Domestic Credit Parties shall not exceed $25,000,000 in the aggregate at any one time;

                  (e) Indebtedness and obligations owing under Hedging Agreements relating to the Loans hereunder and other Hedging Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

                  (f) Indebtedness and obligations of Domestic Credit Parties owing under documentary letters of credit for the purchase of goods or other merchandise (but not under standby, direct pay or other letters of credit except for the Letters of Credit hereunder) generally;

                  (g) Indebtedness of Foreign Subsidiaries (excluding any intercompany Indebtedness permitted to be incurred hereunder), which Indebtedness may be secured by the assets of such Foreign Subsidiaries located outside of the United States, in an amount not to exceed $15,000,000 in the aggregate at any one time outstanding; provided, however, that with respect to any such Indebtedness incurred by any Klopman Entity or 3427803 Canada Limited or any of its Subsidiaries, the amount of such Indebtedness shall be reserved against the Borrowing Base; and provided, further that the terms and provisions of any such Indebtedness shall be reasonably acceptable to the Agent; and

                  (h) other unsecured Indebtedness of Domestic Credit Parties which does not exceed $10,000,000 in the aggregate at any time outstanding.

         SECTION 6.2       LIENS.

         The Borrower will not, nor will it permit any Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.



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




         SECTION 6.3       GUARANTY OBLIGATIONS.

         The Borrower will not, nor will it permit any Subsidiary to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (i) those in favor of the Lenders in connection herewith and (ii) Guaranty Obligations by the Borrower or its Subsidiaries of Indebtedness permitted under
Section 6.1 (except, as regards Indebtedness under subsection (b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date).

         SECTION 6.4       NATURE OF BUSINESS.

         The Borrower will not, nor will it permit any Subsidiary to, alter the character of its business in any material respect from that conducted as of the Closing Date except as a result of the G&L Acquisition.

         SECTION 6.5     CONSOLIDATION, MERGER, SALE OR PURCHASE OF ASSETS, ETC.

         The Borrower will not, nor will it permit any Subsidiary to,

                  (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of its property or assets or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                           (i)      Specified Sales;

                           (ii) the sale, transfer, lease or other disposition
                  of property or assets to an unrelated party not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property, provided that such purchase or acquisition is consummated within 180 days of such receipt;

                           (iii) the sale, lease or transfer of property or
                  assets (at fair value) between the Borrower and any Guarantor;

                           (iv) the sale, lease or transfer of property or
                  assets from a Domestic Credit Party other than the Borrower or any Guarantor to another Domestic Credit Party;

                           (v) the sale and lease of G&L Industries' property
                  permitted pursuant to Section 6.13 hereof; and



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




                           (vi) the sale, lease or transfer of property or
                  assets not to exceed $15,000,000 in the aggregate;

         provided, that in each case at least 75% of the consideration received therefor by the Borrower or any such Subsidiary is in the form of cash or Cash Equivalents; or

                  (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any transaction of merger or consolidation, except for (i) investments or acquisitions permitted pursuant to Section 6.6, (ii) the G&L Acquisition, (iii) the merger or consolidation of a Domestic Credit Party with and into another Domestic Credit Party, provided that if the Borrower is a party thereto, the Borrower will be the surviving corporation, and (iv) the merger or consolidation of any other Person with and into a Credit Party, provided that in any such case a Credit Party shall be the surviving corporation and no Default or Event of Default would exist after giving effect thereto on a Pro Forma Basis.

         SECTION 6.6       ADVANCES, INVESTMENTS AND LOANS.

         The Borrower will not, nor will it permit any Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for (a) Permitted Investments and (b) repurchases of the Borrower's common stock by the Borrower permitted pursuant to
Section 6.11 hereof.

         SECTION 6.7       TRANSACTIONS WITH AFFILIATES.

         Except as permitted in subsection (iv) of the definition of Permitted Investments and otherwise to an extent not judged material by the Required Lenders in their discretion, the Borrower will not, nor will it permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         SECTION 6.8       OWNERSHIP OF SUBSIDIARIES; RESTRICTIONS.

                  (a) The Borrower will not, nor will it permit any Subsidiary to, create, form or acquire any Subsidiaries, except for (i) Domestic Subsidiaries which are joined as Additional Credit Parties in accordance with the terms hereof, (ii) Foreign Subsidiaries acquired pursuant to the G&L Acquisition and (iii) other Foreign Subsidiaries, provided that any investment in, capitalization of or organizational costs and expenses incurred in the formation and start-up of, any such other Foreign Subsidiaries shall not, together with



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




         other Permitted Investments in Foreign Subsidiaries, exceed $3,000,000 in the aggregate at any one time. The Borrower will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interests in any of its Subsidiaries, nor will it permit any of its Subsidiaries to issue, sell, transfer, pledge or otherwise dispose of any of their Capital Stock or other equity interests, except in a transaction permitted by Section 6.5.

                  (b) The Borrower will not (i) hold any assets other than the Capital Stock of G&L Industries, DT (USA) Exports Inc., Swift Textiles Inc., 3427803 Canada Limited, Dominion Textiles International B.V. and Dominion Textiles International (Asia) Pte. Ltd. (the "First Tier Subsidiaries"), (ii) have any liabilities other than (A) the liabilities under the Credit Documents, (B) tax liabilities in the ordinary course of business, (C) loans and advances permitted under this Agreement and (D) corporate, administrative and operating expenses in the ordinary course of business and (iii) engage in any business other than (A) owning the Capital Stock of the First Tier Subsidiaries and activities incidental or related thereto and (B) acting as the Borrower hereunder and pledging its assets to the Agent, for the benefit of the Lenders, pursuant to the Security Documents to which it is a party.

         SECTION 6.9       FISCAL YEAR; ORGANIZATIONAL DOCUMENTS.

         The Borrower will not, nor will it permit any of its Subsidiaries to, change its fiscal year. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) without the prior written consent of the Required Lenders.

         SECTION 6.10      LIMITATION ON RESTRICTED ACTIONS.

         The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions to any Credit Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) the Subordinated Debt, (iii) applicable law, (iv) any document or instrument governing Indebtedness incurred pursuant to
Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith or
(v) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.




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




         SECTION 6.11      RESTRICTED PAYMENTS.

         The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except (a) to make dividends payable solely in the same class of Capital Stock of such Person, (b) to make dividends or other distributions payable to any Credit Party (directly or indirectly through Subsidiaries), (c) to make dividends payable on Permitted Preferred Stock, (d) to make repurchases of the Borrower's common stock pursuant to the Stock Repurchase Plan in an amount up to $5,000,000 in the aggregate and (e) as permitted by Section 6.12.

         SECTION 6.12      PREPAYMENTS OF INDEBTEDNESS, ETC.

         The Borrower will not, nor will it permit any Subsidiary to, (a) after the issuance thereof, amend or modify (or permit the amendment or modification of) any of the terms of any Indebtedness if such amendment or modification would add or change any terms in a manner adverse to the issuer of such Indebtedness, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof, or (b) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment, redemption, acquisition for value or defeasance of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt, except that so long as there is no Default or Event of Default then in existence and subject to the terms and provisions of the indenture or other document evidencing the Subordinated Debt, the Borrower shall be entitled to pay interest and scheduled principal payments thereon in accordance with the terms of the Subordinated Debt.

         SECTION 6.13      SALE LEASEBACKS.

         The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which the Borrower or any Subsidiary has sold or transferred or is to sell or transfer to a Person which is not the Borrower or any Subsidiary or
(b) which the Borrower or any Subsidiary intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by the Borrower or any Subsidiary to another Person which is not the Borrower or any Subsidiary in connection with such lease; provided, however, that G&L Industries shall be permitted to enter into that certain Inducement and Millage Rate Agreement and that certain Lease Purchase Agreement, in each case, with Darlington County, South Carolina and dated as of December 1, 1997 relating to the sale and lease of the expansion of G&L Industries' textile manufacturing facility located in Darlington County, South Carolina, and such other related documents necessary to effect such sale and lease.



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




         SECTION 6.14      NO FURTHER NEGATIVE PLEDGES.

         The Borrower will not, nor will it permit any Subsidiary to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for such obligation if security is given for some other obligation, except (a) pursuant to this Agreement and the other Credit Documents, (b) pursuant to the terms of the Subordinated Debt, (c) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 6.1(c), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith and (d) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

         SECTION 7.1       EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof and such failure shall continue unremedied for three (3) Business Days; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five (5) Business Days (or any Guarantor shall fail to pay on the Guaranty in respect of any of the foregoing or in respect of any other Guaranty Obligations thereunder); or

                  (b) Any representation or warranty made or deemed made herein, in the Security Documents or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                  (c) (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in
         Section 5.1(d), Section 5.7(a), Section 5.9 or Article VI hereof ; or
         (ii) any Credit Party shall fail to comply with any other covenant, contained in this Credit Agreement or the other Credit Documents or any other agreement, document or instrument among any Credit Party, the Agent and the



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





         Lenders or executed by any Credit Party in favor of the Agent or the Lenders (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and in the event such breach or failure to comply is capable of cure, is not cured within thirty (30) days of its occurrence; or

                  (d) The Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on (A) the Subordinated Debt or (B) any Indebtedness (other than the Notes) in a principal amount outstanding of at least $5,000,000 in the aggregate for the Borrower and any of its Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to (A) the Subordinated Debt or (B) any Indebtedness in a principal amount outstanding of at least $5,000,000 in the aggregate for the Borrower and its Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity; or

                  (e) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $5,000,000 or more and all such judgments or



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         decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof;
         or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan (other than a Permitted Lien) shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
         (v) the Borrower, any of its Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) Either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 other than Citicorp Venture Capital Ltd. or any of its Affiliates ("CVC") or members of senior management of the Borrower as of the Closing Date) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of 45% or more of the then outstanding voting stock of the Borrower (other than as a result of CVC converting its shares in the Borrower from voting stock to non-voting stock) or (ii) a majority of the Board of Directors of the Borrower shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Borrower's Board of Directors and (ii) any new Director whose nomination for election by the Borrower's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date two years prior to such determination date or whose nomination for election was previously so approved; or

                  (i) The Guaranty or any provision thereof shall cease to be in full force and effect or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm any Guarantor's obligations under the Guaranty; or

                  (j) Any other Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby (except as such documents may be terminated



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         or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive); or

                  (k) There shall occur and be continuing any Event of Default under and as defined in the indenture or other document evidencing the Subordinated Debt or any of the Credit Party Obligations for any reason shall cease to be designated as senior indebtedness thereunder.

         SECTION 7.2       ACCELERATION; REMEDIES.

         Upon the occurrence of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (b) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Required Lenders, the Agent may, or upon the written request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the written consent of the Required Lenders, the Agent may, or upon the written request of the Required Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                                  ARTICLE VIII

                                    THE AGENT

         SECTION 8.1       APPOINTMENT.

         Each Lender hereby irrevocably designates and appoints First Union National Bank as the Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes First Union National Bank, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied



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covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

         SECTION 8.2       DELEGATION OF DUTIES.

         The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Agent may appoint on of its affiliates as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.

         SECTION 8.3       EXCULPATORY PROVISIONS.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrower of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         SECTION 8.4       RELIANCE BY AGENT.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it



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by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         SECTION 8.5       NOTICE OF DEFAULT.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.

         SECTION 8.6       NON-RELIANCE ON AGENT AND OTHER LENDERS.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.



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




         SECTION 8.7       INDEMNIFICATION.

         The Lenders agree to indemnify the Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         SECTION 8.8       AGENT IN ITS INDIVIDUAL CAPACITY.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         SECTION 8.9       SUCCESSOR AGENT.

         The Agent may resign as Agent upon 30 days' prior notice to the Borrower and the Lenders. If the Agent shall resign as Agent under this Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section 8.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.




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





                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1       AMENDMENTS, WAIVERS AND RELEASE OF COLLATERAL.

         Neither this Agreement, nor any of the Notes, nor any of the other Credit Documents (including the Wachovia JEDA Letter of Credit and the Wachovia JEDA Reimbursement Agreement), nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section nor may be released except as specifically provided herein or in the Security Documents or in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences or (c) release collateral in accordance with the terms hereof or of any Security Document or on such other terms and conditions as the Required Lenders may agree; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article VIII without the written consent of the then Agent, or (iv) release any of the Guarantors from their obligations under the Guaranty, without the written consent of all of the Lenders, or (v) release all or substantially all of the collateral, without the written consent of all of the Lenders, or (vi) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders, without the written consent of all of the Lenders and, provided, further, that no amendment, waiver or consent affecting the rights or duties of the Agent or the Issuing Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Agent and/or the Issuing Lender, as applicable, in addition to the Lenders required hereinabove to take such action. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Credit Parties, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.



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

         Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.

         SECTION 9.2       NOTICES.

         Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) when transmitted via telecopy (or other facsimile device) to the number set out herein, (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower                   Galey & Lord, Inc.
     and the other                  7736 McCloud Road
     Credit                         One Triad Center
     Parties:                       Suite 300
                                    Greensboro, North Carolina 27409
                                    Attn:  Michael R. Harmon
                                    Telecopier: (910) 665-3113
                                    Telephone:  (910) 665-3037

     The Agent:                     First Union National Bank
                                    One First Union Center, TW10
                                    Charlotte, North Carolina  28288-0608
                                    Attention: Syndication Agency Services
                                    Telecopier: (704) 383-0288
                                    Telephone:  (704) 374-2698




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




                                    with a copy to:

                                    First Union National Bank
                                    One First Union Center, DC-5
                                    Charlotte, North Carolina  28288-0737
                                    Attention:       Jorge A. Gonzalez
                                                     Sr. Vice President
                                    Telecopier: (704) 374-3300
                                    Telephone:  (704) 383-8461

         SECTION 9.3       NO WAIVER; CUMULATIVE REMEDIES.

         No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         SECTION 9.4       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans, provided that all such representations and warranties shall terminate on the date upon which the Commitments have been terminated and all amounts owing hereunder and under any Notes have been paid in full.

         SECTION 9.5       PAYMENT OF EXPENSES AND TAXES.

         The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent




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under or in respect of, the Credit Documents and any such other documents, and
(d) to pay, indemnify, and hold each Lender and the Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents and the use, or proposed use, of proceeds of the Loans (all of the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or any such Lender. The agreements in this
Section 9.5 shall survive repayment of the Loans, Notes and all other amounts payable hereunder.


   SECTION 9.6       SUCCESSORS AND ASSIGNS; PARTICIPATIONS; PURCHASING LENDERS.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of any participant if the Participant's participation is not increased as a result thereof), (ii) release any of the Guarantors from their obligations under the Guaranty, (iii) release all or substantially all of the collateral, or (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the



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         Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time, sell or assign to any Lender or any affiliate thereof and with the consent of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $5,000,000 with respect to its Revolving Commitment and its Revolving Loans and $2,000,000 with respect to its Term Loans (or, if less, the entire amount of such Lender's obligations), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender and such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower), and delivered to the Agent for its acceptance and recording in the Register; provided, however, that any sale or assignment to an existing Lender shall not require the consent of the Agent or the Borrower nor shall any such sale or assignment be subject to the minimum assignment amounts specified herein. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Notes delivered to the Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount




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         equal to the Commitment assumed by it pursuant to such Commitment
         Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled".

                  (d) The Agent shall maintain at its address referred to in
         Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Agent by the transferor Lender or the Purchasing Lender, as agreed between them, of a registration and processing fee of $2,000 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement, in each case subject to Section 9.16.

                  (g) At the time of each assignment pursuant to this Section
         9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.18 Certificate) described in Section 2.18.

                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any
         Note) to any Federal Reserve Bank in accordance with applicable laws.



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





         SECTION 9.7       ADJUSTMENTS; SET-OFF.

                  (a) Each Lender agrees that if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e), or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Agent after any




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         such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         SECTION 9.8       TABLE OF CONTENTS AND SECTION HEADINGS.

         The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

         SECTION 9.9       COUNTERPARTS.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

         SECTION 9.10      EFFECTIVENESS.

         This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 9.2 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

         SECTION 9.11      SEVERABILITY.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.12      INTEGRATION.

         This Agreement and the Notes represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

         SECTION 9.13      GOVERNING LAW.

         This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.




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         SECTION 9.14      CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

         All judicial proceedings brought against the Borrower and/or any other Credit Party with respect to this Agreement, any Note or any of the other Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of North Carolina, and, by execution and delivery of this Agreement, each of the Borrower and the other Credit Parties accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the Borrower and the other Credit Parties irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 9.2 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each of the Borrower, the other Credit Parties, the Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower or the other Credit Parties in the court of any other jurisdiction.

         SECTION 9.15      ARBITRATION.

                  (a) Notwithstanding the provisions of Section 9.14 to the contrary, upon demand of any party hereto, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

                  Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within 90 days of demand for arbitration and all hearings shall be concluded within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. The parties hereto do not waive applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Hedging Agreements or the Wachovia JEDA Letter of Credit.

                  (b) Notwithstanding the preceding binding arbitration provisions, the Agent, the Lenders, the Borrower and the other Credit Parties agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Credit Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  (c) The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                  (d) By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available.

         SECTION 9.16      CONFIDENTIALITY.

         The Agent and each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to another Lender) any information with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents


                                       96
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contemplated by or referred to herein or therein and which is designated by the
Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 9.16, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this
Section 9.16 and shall have agreed to be bound by its provisions as if it were a party to this Agreement or (e) to Gold Sheets and other similar bank trade publications; such information to consist of deal terms and other information regarding the credit facilities evidenced by this Credit Agreement customarily found in such publications.

         SECTION 9.17      ACKNOWLEDGMENTS.

         The Borrower and the other Credit Parties each hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Agreement and the relationship between Agent and Lenders, on one hand, and the Borrower and the other Credit Parties, on the other hand, in connection herewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower or the other Credit Parties and the Lenders.

         SECTION 9.18      WAIVERS OF JURY TRIAL.

         The Borrower, the other Credit Parties, the Agent and the Lenders hereby irrevocably and unconditionally waive, to the extent permitted by applicable law, trial by jury in any legal action or proceeding relating to this Agreement or any other Credit Document and for any counterclaim therein.



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                                    ARTICLE X

                                    GUARANTY

         SECTION 10.1      THE GUARANTY.

         In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Agent and the Lenders as follows: the Guarantor hereby unconditionally and irrevocably jointly and severally guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Agent and the Lenders. If any or all of the indebtedness of the Borrower to the Agent and the Lenders becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Agent and the Lenders, or order, on demand, together with any and all reasonable expenses which may be incurred by the Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

         Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

         SECTION 10.2      BANKRUPTCY.

         Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(e), and unconditionally promises to pay such indebtedness to the Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under



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any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

         SECTION 10.3      NATURE OF LIABILITY.

         The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor's liability hereunder shall be affected or impaired by
(a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Lenders on the indebtedness which the Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

         SECTION 10.4      INDEPENDENT OBLIGATION.

         The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions.

         SECTION 10.5      AUTHORIZATION.

         Each of the Guarantors authorizes the Agent and each Lender without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any guarantor or any other party for the payment of this Guaranty or the indebtedness and exchange, enforce waive and release any such security,
(c) apply such security and direct the order or manner of sale thereof as the Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

         SECTION 10.6      RELIANCE.

         It is not necessary for the Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its


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behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

         SECTION 10.7      WAIVER.

                  (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Agent's or any Lender's power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. Without limiting the generality of the provisions of this Article X, each of the Guarantors hereby specifically waives the benefits of N.C. Gen. Stat. ss. 26-7 through 26-9, inclusive. The Agent or any of the Lenders may, at their election, foreclose on any security held by the Agent or a Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the indebtedness has been paid. Each of the Guarantors waives any defense arising out of any such election by the Agent and each of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.

                  (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.

                  (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the indebtedness of the Borrower owing to the Lenders (collectively, the "Other Parties") and all


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


         contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Loans hereunder shall have been paid and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Agent and the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower until such time as the Loans hereunder shall have been paid and the Commitments have been terminated.

         SECTION 10.8      LIMITATION ON ENFORCEMENT.

         The Lenders agree that this Guaranty may be enforced only by the action of the Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Lenders upon the terms of this Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.

         SECTION 10.9      CONFIRMATION OF PAYMENT.

         The Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that the such indebtedness and obligations have been paid and the commitments relating thereto terminated, subject to the provisions of Section 10.2.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Charlotte, North Carolina by its proper and duly authorized officers as of the day and year first above written.


BORROWER:                           GALEY & LORD, INC.


                                    By: /s/ Michael R. Harmon
                                       ----------------------------
                                       Title: Executive Vice-President

GUARANTORS:                         GALEY & LORD INDUSTRIES, INC.,


                                    By: /s/ Michael R. Harmon
                                       ---------------------------------
                                        Title: Executive Vice-President


                                    G&L SERVICE COMPANY, NORTH
                                    AMERICA, INC., a Delaware corporation


                                     By: /s/ Michael R. Harmon
                                        ----------------------------------
                                         Title: Vice-President


                                     SWIFT TEXTILES INC.,
                                     a Delaware corporation


                                     By: /s/ Michael R. Harmon
                                        -----------------------
                                         Title: Executive Vice-President


                                     SWIFT DENIM SERVICES INC.,
                                     a Delaware corporation


                                     By: /s/ Michael R. Harmon
                                        ------------------------
                                        Title: Executive Vice-President

AGENT AND LENDERS:                  FIRST UNION NATIONAL BANK,
                                    as Administrative Agent and as a Lender


                                     By: /s/ Braxton B. Comer
                                        ------------------------
                                        Title: Senior Vice-President